                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          MERCANTILE BANK CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                          (MERCANTILE BANK CORP LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 2006

                            ------------------------

To our Shareholders:

     The 2006 annual meeting of shareholders of Mercantile Bank Corporation will be held at Cascade Hills Country Club, 3725 Cascade Road SE, Grand Rapids, Michigan on Thursday, April 27, 2006, at 9:00 a.m. local time. The meeting is being held for the purpose of considering and voting on the following matters:

     1. Election of five Class III directors, each for a three year term, as detailed in the accompanying proxy statement.

     2. Approval of the Stock Incentive Plan of 2006, as detailed in the accompanying proxy statement.

     3. Such other business as may properly be brought before the meeting or any adjournment or adjournments of the meeting.

     All holders of record of shares of common stock of Mercantile at the close of business on Wednesday, March 1, 2006, are entitled to notice of and to vote at the meeting, and any postponements or adjournments of the meeting.

     We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. We would appreciate receiving your proxy by Monday, April 17, 2006.

                                          By Order of the Board of Directors,

                                          /s/ Gerald R. Johnson, Jr.
                                          Gerald R. Johnson, Jr.
                                          Chairman of the Board &
                                            Chief Executive Officer

Dated: March 15, 2006

                          MERCANTILE BANK CORPORATION
                             310 LEONARD STREET NW
                          GRAND RAPIDS, MICHIGAN 49504

                                                                  MARCH 15, 2006

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This proxy statement is furnished to shareholders of Mercantile Bank Corporation ("Mercantile") in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of its shareholders to be held on Thursday, April 27, 2006, at 9:00 a.m. local time, at Cascade Hills Country Club, 3725 Cascade Road SE, Grand Rapids, Michigan, and at any and all adjournments of the meeting. It is expected that the proxy materials will be mailed to shareholders on or about March 15, 2006.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. Unless the proxy is revoked, the shares represented by the proxy will be voted at the annual meeting or any adjournment of the meeting.

     The entire cost of soliciting proxies will be borne by Mercantile. The Altman Group, Inc., 1200 Wall Street West, Lyndhurst, New Jersey 07071, has been retained by Mercantile to aid in the solicitation of proxies. For these services, Mercantile has agreed to pay The Altman Group a fee of $4,500 and reimburse it for certain out-of-pocket disbursements and expenses. Directors, officers, or other employees of Mercantile or its subsidiary, Mercantile Bank of Michigan (the "Bank"), may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversation, or by telephone, facsimile or electronic means. Mercantile will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of Mercantile common stock.

     The Board of Directors, in accordance with the Bylaws, has fixed the close of business on March 1, 2006 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting and at any and all adjournments of the meeting.

     At the close of business on the record date, the outstanding number of voting securities of Mercantile was 7,595,287 shares of common stock, each of which is entitled to one vote. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum for the transaction of business.

                             ELECTION OF DIRECTORS

     Mercantile's Articles of Incorporation and Bylaws provide that the number of directors, as determined from time to time by the Board of Directors, shall be no less than six and no more than fifteen. The Board of Directors has presently fixed the number of directors at fifteen. The Articles of Incorporation and Bylaws further provide that the directors shall be divided into three classes, Class I, Class II and Class III, with each class serving a staggered three year term and with the number of directors in each class being as nearly equal as possible.

     The Board of Directors has nominated Doyle A. Hayes, Susan K. Jones, Lawrence W. Larsen, Michael H. Price and Dale J. Visser as Class III directors for three year terms expiring at the 2009 annual meeting and upon election and qualification of their successors. Each of the nominees is presently a Class III director whose term expires at the April 27, 2006 annual meeting of the shareholders. The other members of the Board, who are Class I and Class II directors, will continue in office in accordance with their previous elections until the expiration of their terms at the 2007 or 2008 annual meetings.

     It is the intention of the persons named in the enclosed proxy to vote the proxy for the election of the five nominees. The proposed nominees for election as directors are willing to be elected and serve; but in the event that any nominee at the time of election is unable to serve or is otherwise unavailable for election, the Board of Directors may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote the proxy for the person selected. If a substitute nominee is not selected, the proxy will be voted for the election of the remaining nominees. The affirmative vote of a plurality of the votes cast at the meeting is required for the nominees to be elected. Votes withheld and broker non-votes are not counted toward a nominee's total.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information regarding the beneficial ownership of Mercantile common stock as of February 1, 2006, by the nominees for election as directors of Mercantile, the directors of Mercantile whose terms of office will continue after the annual meeting, the executive officers named in the Summary Compensation Table, and all directors and executive officers of Mercantile as a group.

                                                                 AMOUNT       PERCENT OF CLASS
                                                              BENEFICIALLY      BENEFICIALLY
NAME OF BENEFICIAL OWNER                                        OWNED(1)         OWNED(13)
------------------------                                      ------------    ----------------
Betty S. Burton.............................................      1,167              *
David M. Cassard............................................     10,741              *
Edward J. Clark.............................................      8,632(2)           *
Peter A. Cordes.............................................     31,906              *
C. John Gill................................................     53,180(3)           *
Doyle A. Hayes..............................................      1,531              *
David M. Hecht..............................................    110,518(4)          1.5%
Gerald R. Johnson, Jr. .....................................    137,966(5)          1.8%
Susan K. Jones..............................................      1,482              *
Lawrence W. Larsen..........................................     24,157(6)           *
Calvin D. Murdock...........................................     21,854(7)           *
Michael H. Price............................................     62,844(8)           *
Merle J. Prins..............................................      6,300              *
Dale J. Visser..............................................    244,933(9)          3.2%
Donald Williams, Sr. .......................................      1,154              *
Robert B. Kaminski, Jr. ....................................     32,539(10)          *
Charles E. Christmas........................................     30,064(11)          *
All directors and executive officers of Mercantile as a
  group (17 Persons)........................................    780,968(12)        10.1%

-------------------------
  *  Less than one percent.

 (1) Some or all of the common stock listed may be held jointly with, or for the benefit of, spouses and children or grandchildren of, or various trusts established by, the person indicated.

 (2) Includes 752 shares that Mr. Clark has the power to vote and dispose of as custodian of three accounts, two of which are for a relative, and one of which is for a friend.

 (3) Includes 17,866 shares held by Mr. Gill's spouse.

 (4) Includes 12,761 shares that Mr. Hecht has sole voting and investment power over as President of the Charles W. Loosemore Foundation, which is the record and beneficial owner of the shares. Mr. Hecht disclaims beneficial ownership of these 12,761 shares.

 (5) Includes 38,767 shares that Mr. Johnson has the right to acquire within 60 days of February 1, 2006 pursuant to Mercantile's stock option plans and 9,966 shares that Mr. Johnson owns under the Bank's 401(k) Plan.

 (6) Includes 1,497 shares that Mr. Larsen has the power to vote and dispose of as trustee of the Jet Products, Inc. Profit Sharing Plan #2. He disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares.

 (7) Includes 11 shares that Mr. Murdock has the power to vote and dispose of as custodian of an account for a friend's child.

 (8) Includes 34,699 shares that Mr. Price has the right to acquire within 60 days of February 1, 2006 pursuant to Mercantile's stock option plans and 8,950 shares that Mr. Price owns under the Bank's 401(k) Plan.

 (9) Includes 39,770 shares that Mr. Visser has the power to vote and dispose of as trustee of a trust for family members. Mr. Visser disclaims beneficial ownership of these 39,770 shares. Includes 58,275 shares that Mr. Visser has the power to vote and dispose of as trustee of a charitable remainder trust. Mr. Visser disclaims beneficial ownership of these shares, except to the extent of his and his spouse's interest in the trust. Also includes 5,250 shares owned by Mr. Visser's spouse.

(10) Includes 24,838 shares that Mr. Kaminski has the right to acquire within 60 days of February 1, 2006 pursuant to Mercantile's stock option plans and 3,284 shares that Mr. Kaminski owns under the Bank's 401(k) Plan.

(11) Includes 16,348 shares that Mr. Christmas has the right to acquire within 60 days of February 1, 2006 pursuant to Mercantile's stock option plans and 8,182 shares that Mr. Christmas owns under the Bank's 401(k) Plan. Also includes 1,951 shares that Mr. Christmas' spouse, who is also an employee of the Bank, has the right to acquire within 60 days of February 1, 2006 pursuant to Mercantile's stock option plans and 1,392 shares that she owns under the Bank's 401(k) Plan.

(12) Includes 116,603 shares that such persons have the right to acquire within 60 days of February 1, 2006 pursuant to Mercantile's stock option plans and 31,774 shares that such persons own under the Bank's 401(k) Plan.

(13) The percentages shown are based on the 7,593,638 shares of Mercantile common stock outstanding as of February 1, 2006, plus the number of shares that the named person or group has the right to acquire within 60 days of February 1, 2006.

     The following table presents information regarding the beneficial ownership of Mercantile common stock by each person known to Mercantile to own beneficially more than 5% of the outstanding shares of common stock as of February 1, 2006.

                                                                 AMOUNT          PERCENT OF
                                                              BENEFICIALLY   CLASS BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNED             OWNED
------------------------------------                          ------------   ------------------
JPMorgan Chase & Co.(1)
  270 Park Avenue
  New York, New York 10017..................................    442,283             5.8%

-------------------------
(1) This information is based on a Schedule 13G dated February 8, 2006 filed by JPMorgan Chase & Co. on behalf of itself and its wholly-owned subsidiaries, JPMorgan Chase Bank, National Association, J.P. Morgan Investment Management Inc., Bank One Trust Co., N.A., and JPMorgan Investment Advisors Inc. The
    Schedule 13G discloses that JPMorgan Chase & Co. and such subsidiaries have sole voting power for 399,084 of these shares, shared voting power for 813 of these shares, sole dispositive power for 430,830 of these shares, and shared dispositive power for 361 of these shares.

INFORMATION ABOUT DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

     The following information is furnished with respect to each continuing director, nominee as a director, and executive officer of Mercantile. Each of the continuing directors and nominees is currently a director of Mercantile as well as a director of the Bank.

                                                                HAS SERVED
NAME, AGE, AND POSITION WITH                                        AS         YEAR WHEN TERM AS A
MERCANTILE AND THE BANK                                       DIRECTOR SINCE    DIRECTOR EXPIRES
----------------------------                                  --------------   -------------------
Betty S. Burton, 64, Director...............................       1998               2008
David M. Cassard, 52, Director..............................       2001               2008
Edward J. Clark, 61, Director...............................       1998               2007
Peter A. Cordes, 65, Director...............................       1997               2008
C. John Gill, 72, Director..................................       1997               2007
Doyle A. Hayes, 55, Director................................       2001               2006
David M. Hecht, 68, Director................................       1997               2008
Gerald R. Johnson, Jr., 59, Chairman of the Board and Chief
  Executive Officer of Mercantile, Chairman of the Board of
  the Bank; and Director....................................       1997               2007
Susan K. Jones, 56, Director................................       1998               2006
Lawrence W. Larsen, 66, Director............................       1997               2006
Calvin D. Murdock, 66, Director.............................       1997               2007
Michael H. Price, 49, President and Chief Operating Officer
  of Mercantile, President and Chief Executive Officer of
  the Bank; and Director....................................       1997               2006
Merle J. Prins, 66, Director................................       2004               2008
Dale J. Visser, 69, Director................................       1997               2006
Donald Williams, Sr., 69, Director..........................       1998               2007
Robert B. Kaminski, Jr., 44, Executive Vice President and
  Secretary of Mercantile, and Executive Vice President,
  Chief Operating Officer and Secretary of the Bank.........
Charles E. Christmas, 40, Senior Vice President, Chief
  Financial Officer and Treasurer of Mercantile, and Senior
  Vice President and Chief Financial Officer of the Bank....

     Mercantile's executive officers are generally elected each year at the annual meeting of the Board of Directors that follows the annual meeting of the shareholders. Their terms of office are at the discretion of the Board of Directors.

     The business experience of each of the directors, nominees and executive officers of Mercantile for at least the past five years is summarized below:

     BETTY S. BURTON (Director) Mrs. Burton is the former owner of a business forms and print solutions distribution company. She was a member of the Board and consultant to Wonderland Business Forms from 1999 to 2002, and its President and Chief Executive Officer from 1995 to 1999. Prior to that, Mrs. Burton was a teacher in the Grand Rapids Public School System for over 25 years. Mrs. Burton is a trustee of both the Grand Valley State University Foundation and the Western Michigan University Foundation. She is a graduate of both universities and also of Dartmouth College Tuck School of Business Minority Executives Program. She has previously served as a member of the Board of Directors of First Michigan Bank-Grand Rapids ("FMB-Grand Rapids") and Butterworth Hospital. Mrs. Burton is very involved in civic and community activities and serves on several boards in the Grand Rapids area.

     DAVID M. CASSARD (Director) Mr. Cassard is Chairman, Treasurer and a member of the Board of Directors of Waters Corporation which owns and operates commercial real estate properties in the Grand

Rapids metropolitan area. He has served as President and Treasurer of Waters Corporation for over 20 years and became Chairman in 2005. Before joining Waters Corporation, he worked for an international firm of Certified Public Accountants. He is a graduate of the University of Michigan (BBA) and Michigan State University (MBA), and he is a Certified Public Accountant and Certified Property Manager. He currently serves as Vice Chairperson of the City of Grand Rapids Downtown Development Authority and is a member of the City of Grand Rapids Downtown Improvement District Board. He previously served as a member of the Board of Directors of FMB-Grand Rapids and was a member of the Board of Directors of First Michigan Bank Corporation ("FMB") and Butterworth Hospital. He holds memberships in several professional organizations and societies including the American Institute of CPA's, the Michigan Association of CPA's, the Grand Rapids Association of Realtors, the National Association of Realtors and the Institute of Real Estate Management.

     EDWARD J. CLARK (Director) Mr. Clark is the Chairman and Chief Executive Officer of The American Seating Company, and has held this position since 1986. American Seating is headquartered in Grand Rapids, Michigan, and produces seating and furniture for offices, as well as seating for buses, rail cars, auditoriums, stadiums and performing arts centers. Mr. Clark is a member of the Boards of Directors of the Metropolitan YMCA, the Grand Rapids Employers' Association and the Ohio State University Alumni Association, and a member of the Board of Trustees of the Grand Valley State University Foundation. He is Chairman of the Development Committee of Grand Valley State University. From 1988 through 1997, he was a member of the Board of Directors and Executive Committee of FMB-Grand Rapids. Mr. Clark has also previously served on the Boards of Directors of the Grand Rapids Symphony Orchestra, Red Cross of Kent County, The Blodgett/ Butterworth Foundation, St. Mary's Hospital and The Business and Institutional Furniture Manufacturer's Association.

     PETER A. CORDES (Director) Mr. Cordes has served as President and Chief Executive Officer of GWI Engineering Inc. ("GWI") of Grand Rapids, Michigan, since 1991. GWI is engaged in the manufacturing of industrial automation systems for customers in a variety of industries in the Midwest. Mr. Cordes purchased GWI in 1991 and is now its sole owner. Mr. Cordes graduated from St. Louis University with a degree in aeronautics. He is a native of Traverse City, Michigan and has spent the last twenty years in Western Michigan.

     C. JOHN GILL (Director) Mr. Gill is the retired Chairman of the Board and one of the owners of Gill Industries of Grand Rapids, Michigan. Mr. Gill served as Chairman of Gill Industries from 1994 through 1997, and served as President of Gill Industries from 1983 through 1993. Gill Industries is a manufacturing company involved with sheet metal stampings and assemblies for the automotive and appliance industries.

     DOYLE A. HAYES (Director) Mr. Hayes has over 30 years experience in the automotive industry and has held various positions within that industry. Currently, he is President and CEO of Pyper Products Corporation, a plastic injection molding company that supplies the auto and furniture industries. Mr. Hayes has been the President and CEO of Pyper Products Corporation since 1994. He has served on several non-profit boards in the Grand Rapids community and is currently Board Chair at Metropolitan Hospital and a member of the Borgess Hospital of Kalamazoo Board of Directors. Mr. Hayes is a member of the Board of Directors of the Davenport Educational System (DES), Grand Valley State University Foundation, VanAndel Global Trade Center, Seidman Advisory Board, Battle Creek Chamber of Commerce, Small Business Association of Michigan (SBAM), Grand Valley Metro Council and the Governor's Workforce Commission. Mr. Hayes was formerly a Corporate Director of FMB.

     DAVID M. HECHT (Director) Mr. Hecht is an attorney and has practiced law for 44 years, including the past 32 years in Grand Rapids. From 1993 through 2001, he was the Chairman of the Grand Rapids law firm of Hecht & Lentz, and was a founder of the firm. Mr. Hecht is a native of Grand Rapids and a graduate of the University of Michigan and the University of Wisconsin. He is the President of the Charles W. Loosemore Foundation, a Trustee of the Grand Valley University Foundation, and Past Chair of the Board of Trustees of Hospice of Michigan.

     GERALD R. JOHNSON, JR. (Chairman of the Board, Chief Executive Officer and Director of Mercantile, and Chairman of the Board and Director of the Bank) Mr. Johnson has over 36 years experience in the financial service industry, including 34 years of commercial banking experience. Mr. Johnson was appointed President and Chief Executive Officer of FMB-Grand Rapids in 1986, and served as Chairman, President and Chief Executive Officer from 1988 to May of 1997, when he resigned to organize Mercantile. Mr. Johnson served as Chairman of the Board and Chief Executive Officer of Mercantile and the Bank from their inception through 1998, and since the beginning of 1999 has served as Chairman of the Board and Chief Executive Officer of Mercantile and Chairman of the Board of the Bank. In the Grand Rapids market, prior to joining FMB-Grand Rapids, Mr. Johnson was employed in various lending capacities by Union Bank (now part of Bank One Corporation), Pacesetter Bank-Grand Rapids (now part of Fifth Third Bancorp) and Manufacturers Bank (now part of Comerica Bank). He currently serves as Chairman of H.H.S. Health Options, Inc. and the American Diabetes Association West Michigan Leadership Council and Vice Chairman of the Epilepsy Foundation of Michigan. He is a member of the Boards of Directors of Life Guidance Services, Project Rehab, Project Rehab Foundation, YMCA of Greater Grand Rapids, Girl Scouts of Michigan Trails, Grand Rapids Symphony, Hanover College Board of Trustees, and Grand Valley University Foundation Board of Trustees. He is affiliated with Grand Rapids Rotary Club and the Economic Development Foundation.

     SUSAN K. JONES (Director) Ms. Jones is both an associate partner of The Callahan Group, LLC, a marketing consulting firm, and a tenured, full-time Professor of Marketing at Ferris State University in Big Rapids, Michigan. She has been with The Callahan Group since 1998, and has worked at her own marketing consulting firm, Susan K. Jones & Associates, since 1980. Ms. Jones has been a Professor of Marketing at Ferris State since 1990. She enjoys an active volunteer career, currently serving as a member of the Board of Directors of the Arts Council of Greater Grand Rapids, Council of 100 at Northwestern University, Board member of the Northwestern Alumni Association, Treasurer of the Northwestern Club of West Michigan, and on the West Michigan Alumni Admissions Council for Northwestern University. She is a past-president of the Junior League of Grand Rapids, a graduate of Leadership Grand Rapids, and currently serves as a trustee of the Chicago Association of Direct Marketing Educational Foundation.

     LAWRENCE W. LARSEN (Director) Mr. Larsen is Chief Executive Officer, President, and owner of Central Industrial Corporation of Grand Rapids, Michigan. He began his employment with Central Industrial Corporation in 1967, and purchased it in 1975. Central Industrial Corporation is a wholesale distributor of fluid power components. Mr. Larsen is also an owner and director of Jet Products, Inc., of West Carrollton, Ohio. Jet Products, Inc. designs, manufactures and sells hose reels and related hydraulic products. Mr. Larsen is a native of Wisconsin. He has spent the last 35 years in the Grand Rapids area. Mr. Larsen served as a director of FMB-Grand Rapids from 1980 until June of 1997, and was a member of the Executive Loan Committee and the Audit Committee.

     CALVIN D. MURDOCK (Director) Mr. Murdock is President of SF Supply ("SF") of Grand Rapids, Michigan. He has held this position since 1994. From 1992 to 1994, he served as the General Manager of SF, and in 1991, served as SF's Controller. SF is a wholesale distributor of commercial and industrial electronic, electrical and automation parts, supplies and services. Mr. Murdock is a Michigan native and a graduate of Ferris State University with a degree in accounting. Prior to joining SF, Mr. Murdock owned and operated businesses in the manufacturing and supply of automobile wash equipment. Mr. Murdock serves on the Sparta Township Planning Commission.

     MICHAEL H. PRICE (President, Chief Operating Officer and Director of Mercantile, President, Chief Executive Officer and Director of the Bank) Mr. Price has over 25 years of commercial banking experience, most of which was with FMB and its subsidiary, FMB-Grand Rapids. Spending most of his banking career in commercial lending, Mr. Price was the Senior Lending Officer from 1992 to 1997, and President of FMB-Grand Rapids for several months in 1997 before joining the Bank in late 1997. Mr. Price served as President and Chief Operating Officer of Mercantile and the Bank from December of 1997 through 1998, and has served as President and Chief Operating Officer of Mercantile and President and Chief Executive Officer of the Bank since January of 1999. Mr. Price has been and continues to be very active in the Grand Rapids community. He currently serves on the Board of Directors of the Federal Home Loan Bank of Indianapolis, and on the Board of Metro Health. Mr. Price also serves as the Chairperson of The MBA Group 4 committee and is a Co-Chair of the Habitat for Humanity of Kent County Capital Campaign, as well as its past Board President. Mr. Price has previously served as Vice Chair of the Board of Kent County Community Mental Health, and as a Board member of Project Rehab.

     MERLE J. PRINS (Director) Mr. Prins retired from his positions as Executive Vice President and a member of the Board of Directors of FMB in 1998, after 30 years of service as an officer of FMB and nine years of service on its Board of Directors. Mr. Prins is a Vice President and a member of the Board of Directors of Benefit Services of the Reformed Church of America. Mr. Prins is also a Trustee of the Holland Historical Trust, a member of the Riverview Group, a community advisory group in Holland, Michigan, and a member of the Brownfield Redevelopment Authority for the City of Holland.

     DALE J. VISSER (Director) Mr. Visser is Chairman and one of the owners of Visser Brothers Inc. of Grand Rapids, Michigan. He has served Visser Brothers in various officer positions since 1960. Visser Brothers is a construction general contractor specializing in commercial buildings. Mr. Visser also has an ownership interest in several real estate projects in the Grand Rapids area. Mr. Visser served as a director of FMB-Grand Rapids from 1972 until June of 1997. He is a Grand Rapids native and a graduate of the University of Michigan with a degree in civil engineering. Mr. Visser is active in the community and serves on the Board of Directors of Westminster Theological Seminary Foundation. He has previously served on the Boards of the Grand Rapids YMCA, Christian Rest Home, and West Side Christian School.

     DONALD WILLIAMS, SR. (Director) Mr. Williams is Dean Emeritus of Grand Valley State University. During 2002, he was the Coordinator of the minority students teacher preparation program for the Grand Rapids Public Schools (secondary schools). Mr. Williams has over 30 years experience in administration of educational programs with special emphasis on political sensitivity and equality. From 1989 to 2001, he was the Dean of Minority Affairs and Director of the Multicultural Center of Grand Valley State University. Mr. Williams also serves as President of the Concerned Citizens Council and past President of the Rotary Club of Grand Rapids. He previously served as President of the Coalition for Representative Government (CRG), as a member of the Board of Directors of FMB-Grand Rapids and the Grand Rapids Advisory Board of Michigan National Bank, as Treasurer and President of the Minority Affairs Council of Michigan Universities (MACMU), and as a member of the Board of Directors of the Grand Rapids Area Chamber of Commerce. Mr. Williams has been the recipient of numerous awards in the Grand Rapids and Michigan area for community service and job performance, and his work has been cited in the Congressional Record of the United States by the late Representative Paul Henry.

     ROBERT B. KAMINSKI, JR. (Executive Vice President and Secretary of Mercantile, and Executive Vice President, Chief Operating Officer and Secretary of the Bank) Mr. Kaminski joined the Bank in June 1997 and has over 20 years of commercial banking experience. From 1984 to 1993, Mr. Kaminski worked for FMB-Grand Rapids in various capacities in the areas of credit administration and bank compliance. In 1993, Mr. Kaminski was appointed Vice President in charge of loan review and served as Vice President and Manager of the commercial credit department for three of FMB's subsidiaries. He has served as Executive Vice President of Mercantile and the Bank since November of 2003, Secretary of Mercantile and the Bank since their inception in 1997, and Chief Operating Officer of the Bank since 2000. From 1997 through November of 2003, Mr. Kaminski's vice president position was as Senior Vice President of Mercantile and the Bank. Mr. Kaminski serves on the Board of Directors and the Human Resources Committee for the Grand Rapids Youth Commonwealth, is a career mentor for Aquinas College of Grand Rapids, and is on the Board of Directors and Finance Committee for the Secretariat for Social Justice for the Catholic Diocese of Grand Rapids.

     CHARLES E. CHRISTMAS (Senior Vice President, Chief Financial Officer, and Treasurer of Mercantile, and Senior Vice President and Chief Financial Officer of the Bank) Mr. Christmas joined the Bank in April 1998 and served as Vice President of Finance, Treasurer and Compliance Officer of Mercantile and the Bank in 1998. In 1999, Mr. Christmas was elected Chief Financial Officer, Treasurer and Compliance Officer of Mercantile and the Bank. In 2000, Mr. Christmas was elected Senior Vice President, Chief Financial Officer and Treasurer of Mercantile, and Senior Vice President and Chief Financial Officer of the Bank. Prior to joining Mercantile, he examined various financial institutions for over ten years while serving as a bank examiner with the Federal Deposit Insurance Corporation ("FDIC"). He began his tenure with the FDIC upon his graduation from Ferris State University. Mr. Christmas holds a Bachelor of Science degree in Accountancy. Mr. Christmas serves on the Michigan Banker Association Funds Management Committee and as a member of the Ferris State University College of Business Advisory Board. He also serves as a fundraising volunteer for the Make-A-Wish Foundation of Michigan and the American Cancer Society, and as a volunteer for Habitat for Humanity.

INDEPENDENCE OF DIRECTORS

     Rules of the Nasdaq Stock Market require that a majority of the Board of Directors be independent directors, as defined in Nasdaq Rule 4200(a)(15). In February of 2006, Mercantile reviewed the independence of its directors. During this review, the Board of Directors considered transactions and relationships between each director or any member of his or her family, and Mercantile and its subsidiaries. As a result of this review, the Board of Directors has determined that each of the directors, including those nominated for election at the annual meeting, are independent under Nasdaq Rule 4200(a)(15), except Mr. Johnson and Mr. Price who are not considered independent because of their employment as executive officers of Mercantile, and Mr. Visser.

COMMUNICATIONS WITH DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

     Shareholders and other persons may send communications to members of the Board of Directors who serve on the Audit Committee by utilizing the webpage on Mercantile's website (www.mercbank.com) designated for that purpose. Communications received through the webpage are reviewed by a member of Mercantile's internal audit staff and the Chairman of the Audit Committee. Communications that relate to functions of the Board of Directors or its committees, or that either of them believe requires the attention of members of the Board of Directors are provided to the entire Audit Committee, and reported to the Board of Directors by a member of the Audit Committee. Directors may review a log of these communications, and request copies of any of the communications.

     The Board of Directors has a policy of encouraging members of the Board of Directors to attend the annual meetings of the shareholders. All of the directors attended last year's annual meeting.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     Mercantile has standing Audit, Compensation, and Nominating Committees of the Board of Directors.

     AUDIT COMMITTEE. The members of the Audit Committee consist of Betty S. Burton, David M. Cassard, C. John Gill, David M. Hecht, Calvin D. Murdock and Merle J. Prins. The functions of the Audit Committee are described below under the heading "Audit Committee Report". The Board of Directors has determined that Mr. Cassard, a member of the Audit Committee, is qualified as an audit committee financial expert as that term is defined in the rules of the Securities and Exchange Commission. Mr. Cassard is independent, as independence for audit committee members is defined in the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission.

     COMPENSATION COMMITTEE. The members of the Compensation Committee consist of David M. Cassard, Peter A. Cordes, Lawrence W. Larsen, and Calvin D. Murdock. Each member of the Compensation Committee is independent, as independence for compensation committee members is defined in the listing standards of the Nasdaq Stock Market. The Compensation Committee's responsibilities include considering and recommending to the Board of Directors compensation and benefits for officers of Mercantile, and administering Mercantile's Independent Director Stock Option Plan and Employee Stock Purchase Plan of 2002. At present, all officers of Mercantile are also officers of the Bank, and although they receive compensation from the Bank in their capacity as officers of the Bank, they presently receive no separate cash compensation from Mercantile. The Bank also has a compensation committee whose members are the same as that of Mercantile's Compensation Committee.

     NOMINATING COMMITTEE. The members of the Nominating Committee consist of Betty S. Burton, Edward J. Clark, Peter A. Cordes, Doyle A. Hayes, David M. Hecht, Lawrence W. Larsen and Donald

Williams, Sr. The Nominating Committee is responsible for making recommendations to the Board of Directors as to its size and composition, and evaluating and recommending to the Board of Directors candidates for election as directors at Mercantile's annual meetings. The Nominating Committee has a charter, which is available on Mercantile's website (www.mercbank.com). Each member of the Nominating Committee is independent, as independence for nominating committee members is defined in the listing standards of the Nasdaq Stock Market.

     The Nominating Committee will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of Mercantile, 310 Leonard Street NW, Grand Rapids, Michigan 49504. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected.

     The Nominating Committee has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by the Nominating Committee and the Board of Directors. Generally, candidates have been members of the West Michigan community who have been known to one or more of the Board members. The Nominating Committee has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. In evaluating candidates for nomination, the Nominating Committee will consider the factors it believes to be appropriate, which would generally include the candidate's personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the long-term interests of Mercantile's shareholders. Although the Nominating Committee has the authority to retain a search firm to assist it in identifying director candidates, there has to date been no need to employ a search firm. The Nominating Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating Committee by a shareholder.

     Shareholders who themselves wish to effectively nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating Committee for its consideration, are required to comply with the advance notice and other requirements set forth in Mercantile's Articles of Incorporation.

     During 2005, there were a total of 13 meetings of the Board of Directors of Mercantile. In addition, there were four meetings of the Audit Committee, two meetings of the Compensation Committee and two meetings of the Nominating Committee during 2005. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of which he or she was a member, held during 2005.

DIRECTOR COMPENSATION

     For 2005, non-employee directors of the Bank were paid an annual retainer of $12,000, and a fee of $700 for each meeting of the Board of Directors of the Bank that they attended. In addition, non-employee directors were paid meeting fees of $600 for each meeting of the Audit Committee, $500 for each meeting of the Compensation Committee, and $400 for each meeting of other committees of the Board of Directors of the Bank that they attended. Non-employee directors were also paid fees of the same amount for meetings of Mercantile's Board of Directors and its committees, when for Board meetings there was not also a meeting of the Board of Directors of the Bank on the same day, and for committee meetings there was not also a meeting of a committee of the Board of Directors of the Bank having the same name or function on the same day. For meetings that were held by telephone or other remote communications equipment, the meeting fees were half the amount described above. Annual retainer fees were also paid to the Chairmen of three of the committees of Mercantile's Board of Directors. The annual retainers were, for the Chairman of the Audit Committee -- $4,000, for the Chairman of the Compensation Committee -- $2,000, and for the Chairman of the Nominating Committee -- $1,000.

     Beginning January 2, 2006, the Board of Directors increased the annual retainer for the Chairman of the Audit Committee to $6,000, and the annual retainers for the Chairmen of the Compensation Committee and the Nominating Committee to $4,000. The Board of Directors also increased the meeting fees for each meeting of the Audit Committee to $700, and for each meeting of the Compensation Committee and the Nominating Committee to $600. The same persons currently serve on the Boards of Directors of Mercantile and the Bank. Under the Bank's deferred compensation plan for non-employee directors, directors may elect to defer the receipt of the annual retainer and meeting fees until they are no longer serving on the Board.

AUDIT COMMITTEE REPORT

     The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Mercantile filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Mercantile specifically incorporates this report by reference.

     Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Audit Committee's primary purpose is to assist the Board of Directors in overseeing:

     - the accounting and financial reporting process;

     - audits of financial statements;

     - internal accounting and disclosure controls; and

     - the internal audit functions.

     In carrying out its responsibilities, the Audit Committee supervises the relationship between Mercantile and its independent auditors, including having direct responsibility for their appointment, compensation and retention, and reviewing the scope of their audit services, and approving audit and permissible non-audit services. The Audit Committee reviews and discusses the annual and quarterly financial statements, as well as the internal audit plan.

     The Board of Directors has adopted a charter for the Audit Committee. A copy of the charter is available on Mercantile's website (www.mercbank.com).

     Management has the primary responsibility for the financial statements and the reporting process, including Mercantile's systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the year ended December 31, 2005 with management, including a discussion of the quality and the acceptability of Mercantile's financial reporting and controls.

     The Audit Committee reviewed with Mercantile's Independent Registered Public Accounting Firm, Crowe Chizek and Company LLC ("Crowe Chizek"), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality and the acceptability of Mercantile's financial reporting and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States), including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also reviewed with Crowe Chizek its opinion on management's assessment included in management's report on internal control over financial reporting. In addition, the Audit Committee has discussed with Crowe Chizek the auditors' independence from management and Mercantile, including the matters in the auditors' written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditors' independence.

     The Audit Committee also discussed with Mercantile's internal and external auditors the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal and external auditors, with and without management present, to discuss the results of their examinations, their evaluations of Mercantile's internal controls, and the overall quality of Mercantile's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee also evaluated and reappointed Mercantile's independent auditors for fiscal 2006.

                                          Audit Committee

                                          Betty S. Burton
                                          David M. Cassard
                                          C. John Gill
                                          David M. Hecht
                                          Calvin D. Murdock
                                          Merle J. Prins

COMPENSATION COMMITTEE REPORT

     The following Compensation Committee Report and the shareholder return performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Mercantile filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Mercantile specifically incorporates this report or the performance graph by reference.

     The compensation of the executive officers of Mercantile is determined by the Board of Directors based on recommendations of the Compensation Committee. Mercantile seeks to establish compensation at a level that will attract, motivate and retain experienced executive officers who can increase shareholder value, deliver competitive products and services to customers, and provide leadership for employees. Salaries are intended to be competitive, and reflect factors such as individual performance, level of responsibility, and prior experience. Incentive compensation and stock option awards are intended to align the interests of executive officers with that of the shareholders and reward performance that increases shareholder value.

     Executive compensation is comprised of the following:

     1. Salary.

     2. Incentive compensation payable in the form of a cash bonus based on the attainment by Mercantile of annual performance criteria recommended by the Compensation Committee and approved by the Board of Directors.

     3. Performance based discretionary cash awards made by the Compensation Committee.

     4. Discretionary awards of stock options.

     5. Participation in other benefit plans offered to all employees including 401(k), health insurance, disability insurance and life insurance.

     Annual salaries for Mercantile's Chairman and Chief Executive Officer and President and Chief Operating Officer increased in 2005. Since Mercantile commenced business in 1997, growth in earnings per share and asset levels has been significant, including in each of the more recent years. The salary increase granted these two executive officers during 2005 recognizes the contribution these individuals have made to the success of the organization. Executive salaries and incentive compensation are also based in part on information derived from industry compensation studies performed by Mercantile's auditors, from surveys conducted by the Michigan Bankers Association and the Bank Administration Institute, and from the SNL Executive Compensation Review for Banks and Thrifts. Compensation information is also taken from proxy materials filed with the Securities and Exchange Commission by other comparable financial institutions. This information is analyzed by Mercantile's Director of Human Resources and presented to the Compensation Committee for the formulation of a salary recommendation to be approved by the Board of Directors.

     Executive bonuses are also determined by the Board of Directors as the result of a recommendation by the Compensation Committee and are based on the same criteria as is the incentive compensation for all non-lender employees.

                                          Compensation Committee

                                          David M. Cassard
                                          Peter A. Cordes
                                          Lawrence W. Larsen
                                          Calvin D. Murdock

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of Mercantile's Compensation Committee during 2005 were David
M. Cassard, Peter A. Cordes, Lawrence W. Larsen and Calvin D. Murdock. None of the members of the Compensation Committee is or has been an officer or employee of Mercantile.

SUMMARY COMPENSATION TABLE

     The following table details the compensation earned by the named executives for the three years ended December 31, 2005:

                                                                      ANNUAL COMPENSATION      LONG TERM
                                                                      --------------------    COMPENSATION       ALL OTHER
NAME AND PRINCIPAL POSITION                                   YEAR     SALARY      BONUS        OPTIONS       COMPENSATION(1)
---------------------------                                   ----     ------      -----      ------------    ---------------
Gerald R. Johnson, Jr. ...................................    2005    $420,000    $255,000       3,500            $18,525
  Chairman of the Board and                                   2004     370,000     215,000       3,412             13,020
  Chief Executive Officer of                                  2003     335,000     192,500       3,307             12,728
  Mercantile, and Chairman of the Board of the Bank

Michael H. Price..........................................    2005     365,000     217,500       3,500             14,359
  President and Chief Operating Officer                       2004     325,000     192,500       3,412             11,259
  of Mercantile, and President and Chief                      2003     295,000     172,500       3,307             10,976
  Executive Officer of the Bank

Robert B. Kaminski, Jr. ..................................    2005     215,000     121,750       3,000             12,640
  Executive Vice President and Secretary of                   2004     190,000     110,500       2,887              9,659
  Mercantile, and Executive Vice President,                   2003     165,290      94,380       2,469              8,008
  Chief Operating Officer and Secretary of the Bank

Charles E. Christmas......................................    2005     180,000     101,000       3,000             10,955
  Senior Vice President, Chief Financial                      2004     170,000     101,500       2,625              8,620
  Officer and Treasurer of Mercantile,                        2003     150,700      87,815       2,469              7,251
  and Senior Vice President and Chief
  Financial Officer of the Bank

-------------------------

(1) Includes for 2005, matching contributions by the Bank to the 401(k) plan accounts of Messrs. Johnson, Price, Kaminski and Christmas in the amounts of $10,500, $10,500, $10,500, and $9,000. Also includes for 2005, life, disability and long term care insurance premiums paid by the Bank on policies insuring Mr. Johnson of $1,698, $2,254 and $4,073, and Mr. Price of $594, $790 and $2,475; and life and long term care insurance premiums on policies insuring Mr. Kaminski of $420 and $1,720, and Mr. Christmas of $330 and $1,625. These policies are in addition to the Bank's group insurance plans that are generally available to salaried employees.

OPTION GRANTS IN 2005

     The Board of Directors of Mercantile is responsible for awarding stock options and administering Mercantile's employee stock option plans. The following table provides information on options granted to the named executives during the year ended December 31, 2005:

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF STOCK
                              NO. OF SHARES      % OF TOTAL                                  PRICE APPRECIATION FOR
                               UNDERLYING      OPTIONS GRANTED    EXERCISE                         OPTION TERM
                                 OPTIONS       TO EMPLOYEES IN    PRICE PER    EXPIRATION    -----------------------
NAME                           GRANTED(1)           2005          SHARE(2)        DATE          5%           10%
----                          -------------    ---------------    ---------    ----------       --           ---
Gerald R. Johnson, Jr. ...        3,500             7.65%          $39.56      11/16/2015     $87,077      $220,670
Michael H. Price..........        3,500             7.65%          $39.56      11/16/2015     $87,077      $220,670
Robert B. Kaminski,
  Jr. ....................        3,000             6.56%          $39.56      11/16/2015     $74,637      $189,145
Charles E. Christmas......        3,000             6.56%          $39.56      11/16/2015     $74,637      $189,145

-------------------------

(1) These options become exercisable on November 17, 2006 for the following number of shares, for Mr. Johnson, 1,220 shares, for Mr. Price, 1,680 shares, for Mr. Kaminski, 2,145 shares, and for Mr. Christmas, 2,380 shares. The remaining shares for each option become exercisable on January 1, 2007.

(2) The exercise price for each of the options has been the market price of the common stock at the time the option was granted. The exercise price may be paid in cash, by the delivery of previously owned shares, or by a combination of cash and shares.

AGGREGATED STOCK OPTION EXERCISES IN 2005 AND YEAR-END OPTION VALUES

     The following table provides information on the exercise of stock options during the year ended December 31, 2005 by the named executives and the value of unexercised options at December 31, 2005:

                                                         NUMBER OF SHARES                  VALUE OF
                              SHARES                  UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                            ACQUIRED ON    VALUE        OPTIONS AT 12/31/05          OPTIONS AT 12/31/05
NAME                         EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                        -----------   --------   -------------------------   ----------------------------
Gerald R. Johnson, Jr. ...    15,750      $534,335         37,455/4,812                $915,595/$2,081
Michael H. Price..........     6,300       194,494         33,912/4,287                 806,811/ 1,248
Robert B. Kaminski,
  Jr. ....................     2,100        63,995         24,576/3,262                 547,845/   416
Charles E. Christmas......     1,050        33,982         16,438/3,000                 316,364/     0

-------------------------

(1) In accordance with the SEC's rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $38.71 per share, the average of the highest and lowest sales prices reported on the Nasdaq National Market on December 30, 2005, the last business day of 2005.

EMPLOYMENT AGREEMENTS

     GERALD R. JOHNSON, JR. AND MICHAEL H. PRICE. Effective December 1, 1998, the Bank and Mercantile entered into Employment Agreements with Mr. Johnson and Mr. Price providing for their employment from December 1, 1998 through December 31, 2001, and certain severance, confidentiality and non-compete arrangements that would continue after the employment period. Effective December 31, 1999, the Employment Agreements were amended and restated. The amendments extended the employment period an additional year to December 31, 2002, and provide for the employment period to extend an additional year, each December 31, starting December 31, 2000, so that as of each December 31, there will be three years remaining in the employment period. The annual extension of the employment period can be avoided by the Bank, Mercantile, or the officer giving notice to the others that the employment period is not to be extended.

Effective October 12, 2000, and October 18, 2001, the Employment Agreements were further amended and restated, primarily to establish the base salaries for 2001 and 2002 for Mr. Johnson and Mr. Price. On November 17, 2005, the Employment Agreements were further amended to bring them into compliance with Section 409A of the Internal Revenue Code relating to deferred compensation.

     The Employment Agreements with Mr. Johnson and Mr. Price provide them with annual base salaries for each year in the amounts established from year to year by the Board of Directors of the Bank. The annual base salary for each year may not be less than the amount established for the immediately preceding year. The Board of Directors established Mr. Johnson's annual base salary at $420,000 for 2005, and at $465,000 for 2006. The Board of Directors established Mr. Price's annual base salary at $365,000 for 2005, and at $402,000 for 2006.

     In addition to the annual base salary, the Employment Agreements provide that Mr. Johnson and Mr. Price are entitled to participate in any employee benefit and incentive compensation plans of Mercantile and the Bank, including health insurance, life and disability insurance, stock option, profit sharing and retirement plans. Under a profit sharing plan in effect for 2005, Messrs. Johnson and Price each received a bonus for 2005 of 50% of their annual base salary for that year. In addition, for 2005, Mr. Johnson received a discretionary merit award of $45,000, and Mr. Price received a discretionary merit award of $35,000. Under a profit sharing plan expected to be in effect for 2006, Messrs. Johnson and Price may each receive a bonus of up to 50% of their annual base salary for 2006. It is anticipated that the bonuses for 2006, for Mr. Johnson, Mr. Price and the other non-lending officers of the Bank, will be payable only to the extent that after taking into account the payment, the after tax net operating income of Mercantile for 2006 would exceed 115% of the prior year's after tax net income.

     In the event that either of the officers becomes disabled or dies during the employment period he is entitled to benefits under his Employment Agreement. In the event of disability, the officer continues to receive his then current annual base salary through the end of the employment period, and any disability benefits payable under disability plans provided by the Bank or Mercantile. The officer also continues to participate in life, disability, and health insurance plans of the Bank or Mercantile, through age 65, to the extent permitted under such plans. If the officer dies during the employment period, the Bank is obligated to pay the officer's legal representative a death benefit of $250,000, and if the Bank or Mercantile owns any life insurance insuring the life of the officer, the proceeds of the policies are payable to the named beneficiaries.

     The Employment Agreements provide severance benefits in the event that the officer's employment is terminated by Mercantile and the Bank without "Cause" or the officer elects to terminate his employment for "Good Reason" during the employment period. In such event, the officer is entitled to receive the greater of (i) his annual base salary through the end of the employment period or (ii) $500,000; in either case payable over 18 months. In addition, in the case of such a termination of employment, the officer is entitled to continue his participation in life, disability and health insurance plans provided by the Bank or Mercantile for 18 months, to the extent permitted under such plans, to an assignment of any assignable term life insurance policies owned by the Bank or Mercantile insuring his life, and to $10,000 for out-placement, interim office and related expenses. The Employment Agreements also provide severance benefits in the event that after the employment period and prior to the officer reaching the age of 65, the officer's employment is terminated by the Bank and Mercantile without "Cause" or the officer's annual base salary is reduced without "Cause". In such event, the officer receives the same benefits as are described above for a termination during the employment period, except that when determining the cash severance payable to him over the 18 months following his termination, the alternative of receiving his annual base salary through the end of the employment period does not apply, and instead he receives the stated dollar amount of $500,000. In the event that an officer's employment is terminated for "Cause" during the employment period, the officer is not entitled to any accrued rights that he may then have under any stock option plan of Mercantile.

     Under the Employment Agreements, Mr. Johnson and Mr. Price agree not to disclose, except as required by law, any confidential information relating to the business or customers of the Bank or Mercantile, or use any confidential information in any manner adverse to the Bank or Mercantile. In addition, each has agreed that for 18 months following his employment with the Bank and Mercantile, he will not be employed by, or act as a director or officer of, any business engaged in banking within a 50 mile radius of Grand Rapids, Michigan that solicits customers of the Bank.

     ROBERT B. KAMINSKI, JR. The Bank and Mercantile entered into an Employment Agreement with Mr. Kaminski for his services as an officer of Mercantile and the Bank beginning January 1, 2001, on substantially the same terms as the Employment Agreements described for Mr. Johnson and Mr. Price above, except that the compensation and severance amounts are different. Effective October 18, 2001, the Employment Agreement was amended and restated primarily to establish the base salary for Mr. Kaminski for 2002, and on November 17, 2005, it was further amended to bring it into compliance with Section 409A of the Internal Revenue Code relating to deferred compensation. The Employment Agreement provides Mr. Kaminski with an annual base salary for each year in the amount established from year to year by the Board of Directors of the Bank. The annual base salary for each year may not be less than the amount established for the immediately preceding year. The Board of Directors established Mr. Kaminski's annual base salary at $215,000 for 2005, and at $250,000 for 2006. Under a profit sharing plan in effect for 2005, Mr. Kaminski received a bonus for 2005 of 45% of his annual base salary for that year. In addition, for 2005, Mr. Kaminski received a $25,000 discretionary merit award. Under a profit sharing plan expected to be in effect for 2006, Mr. Kaminski may receive a bonus of up to 45% of his annual base salary for 2006. The Employment Agreement also establishes a death benefit of $100,000, and a minimum severance benefit of $250,000 during his employment period and $125,000 after the employment period.

     CHARLES E. CHRISTMAS. The Bank and Mercantile entered into an Employment Agreement with Mr. Christmas for his services as an officer of Mercantile and the Bank beginning January 1, 2001, on substantially the same terms as the Employment Agreements described for Mr. Johnson and Mr. Price above, except that the compensation and severance amounts are different. Effective October 18, 2001, the Employment Agreement was amended and restated primarily to establish the base salary for Mr. Christmas for 2002, and on November 17, 2005, it was further amended to bring it into compliance with Section 409A of the Internal Revenue Code relating to deferred compensation. The Employment Agreement provides Mr. Christmas with an annual base salary for each year in the amount established from year to year by the Board of Directors of the Bank. The annual base salary for each year may not be less than the amount established for the immediately preceding year. The Board of Directors established Mr. Christmas' annual base salary at $180,000 for 2005, and at $210,000 for 2006. Under a profit sharing plan in effect for 2005, Mr. Christmas received a bonus for 2005 of 45% of his annual base salary for that year. In addition, for 2005, Mr. Christmas received a $20,000 discretionary merit award. Under a profit sharing plan expected to be in effect for 2006, Mr. Christmas may receive a bonus of up to 45% of his annual base salary for 2006. The Employment Agreement also establishes a death benefit of $100,000, and a minimum severance benefit of $250,000 during his employment period and $125,000 after the employment period.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Mercantile common stock (based on the last reported sales price of the respective year) with the cumulative total return of the Nasdaq Composite Index and the SNL Nasdaq Bank Index from December 31, 2000 through December 31, 2005. The following information is based on an investment of $100 on December 31, 2000 in Mercantile common stock, the Nasdaq Composite Index and the SNL Nasdaq Bank Index, with dividends reinvested where applicable.

                          MERCANTILE BANK CORPORATION

                      (MERCANTILE BANKS PERFORMANCE CHART)

                                                                      PERIOD ENDING
                                           --------------------------------------------------------------------
INDEX                                      12/31/00    12/31/01    12/31/02    12/31/03    12/31/04    12/31/05
---------------------------------------------------------------------------------------------------------------
Mercantile Bank Corporation............     100.00      156.95      219.57      359.84      413.01      426.99
NASDAQ Composite.......................     100.00       79.18       54.44       82.09       89.59       91.54
SNL NASDAQ Bank Index..................     100.00      108.85      111.95      144.51      165.62      160.57

CERTAIN TRANSACTIONS

     The Bank has had, and expects in the future to have, loan and other financial transactions in the ordinary course of business with Mercantile's directors, executive officers, and principal shareholders (and their associates) on substantially the same terms as those prevailing for comparable transactions with others. All such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons, and (iii) in the opinion of management did not involve more than the normal risk of collectibility or present other unfavorable features.

     As of December 31, 2005, the Bank had outstanding 63 loans to the directors or executive officers of Mercantile, or their associates, totaling approximately $8.9 million in aggregate amount, under commitments totaling approximately $14.0 million.

     Mercantile Bank Real Estate Co., L.L.C., a subsidiary of the Bank, contracted with Visser Brothers Inc. in November, 2003 to be the general contractor for the construction of the Bank's new main office in the City of Grand Rapids. This project was awarded after being submitted for competitive bids. Construction began in November, 2003 and was completed in June of 2005. The contracted amount for this project, including change orders, was $7,928,042. Dale J. Visser is a member of the Board of Directors of Mercantile and the Bank, and Chairman and one of the owners of Visser Brothers Inc.

     In 2005, the Bank also utilized the services of Visser Development for the identification of leaseable office locations in Lansing and Ann Arbor for the expansion of the Bank into these markets. As a result of leases secured on premises in Lansing and Ann Arbor, Visser Development earned commissions of $6,721 and $22,500 respectively for these transactions. These commissions were directly paid by the property owners. Dale J. Visser is also one of the owners of Visser Development.

     The Bank purchased in 2005 approximately $171,000 in office furniture either directly from The American Seating Company or through a distributor. The furniture was purchased for use in various Mercantile locations. Edward J. Clark is a member of the Board of Directors of Mercantile and the Bank, and Chairman, Chief Executive Officer, and the majority shareholder of The American Seating Company.

     During 2005, Susan Johnson, the spouse of Mr. Johnson, Mercantile's Chairman and Chief Executive Officer, and Chairman of the Bank, provided marketing and related services to the Bank, and received payments from the Bank for these services of $67,545. Mrs. Johnson is also providing marketing and related services to the Bank in 2006; the amount of which, though expected to be less than in 2005, has not been determined.

     The Bank has a number of relationships with affiliates of JPMorgan Chase & Co. ("JPMorgan"). JPMorgan reported this year that it and several of its wholly owned subsidiaries beneficially own in aggregate more than 5% of Mercantile's outstanding common stock. JPMorgan Chase Bank, N.A., a wholly owned subsidiary of JPMorgan, including banks acquired by it, have since 1997 been the Bank's primary correspondent bank. The Bank obtains check clearing, wire transfer, securities safekeeping, and many other services from JPMorgan Chase Bank. During 2005, the Bank's correspondent bank checking account with JPMorgan Chase Bank had balances ranging from approximately $4.3 million to $61.2 million. During 2005, the Bank had an unsecured federal funds purchase line of credit with JPMorgan Chase Bank of $50 million. In 2005, the Bank paid JPMorgan Chase Bank approximately $124,000 for correspondent banking services, and approximately $197,000 in interest under the federal funds purchase line of credit. For 2005, the Bank received from JPMorgan Chase Bank approximately $266,000 in interest for federal funds purchased from the Bank. During 2005, the Bank purchased from JPMorgan Securities, Inc., a wholly owned subsidiary of JPMorgan, approximately $14.7 million of securities for the Bank's own account. The Bank expects to continue its relationships with JPMorgan and its subsidiaries in 2006, and to have transactions with them in 2006 that are similar in nature and size to those that occurred in 2005, though varying with the needs and best interests of the Bank.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Mercantile's officers and directors, and persons who own more than 10% of Mercantile common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of filings, Mercantile believes that all reports required to be filed under Section 16(a) for 2005 were timely filed, except that Mercantile's director, Dale J. Visser, filed one report on Form 4 late relating to one purchase of stock, and Robert B. Kaminski, Jr., Mercantile's Executive Vice President and Secretary, filed one report on Form 4 late relating to the exercise of a stock option using shares of Mercantile stock that he owned to pay the exercise price.

                              PROPOSAL TO APPROVE
                          STOCK INCENTIVE PLAN OF 2006

GENERAL

     The Board of Directors believes that the long-term interests of Mercantile would be advanced by aligning the interests of its directors and employees with the interests of its shareholders. Therefore, to attract, retain and motivate directors and key employees of exceptional ability, and to recognize the significant contributions these individuals have made to the long-term performance and growth of Mercantile and its subsidiaries, the Board of Directors adopted and approved, subject to shareholder approval, the Mercantile Corporation Stock Incentive Plan of 2006 (the "Incentive Plan") on January 19, 2006. The Incentive Plan is intended to supplement and continue the compensation policies and practices of our other equity compensation plans, which we have used for several years. Because there are a limited number of shares available for issuance under previously authorized similar plans (approximately 232,000 shares in total as of February 1, 2006), the Board of Directors believes that approval of the Incentive Plan is advisable to make additional shares available for stock options and other awards.

     We intend to use the Incentive Plan to grant equity-based incentives to eligible participants. These forms of long-term incentive compensation include stock options, stock appreciation rights, restricted stock units, restricted stock, stock awards and other awards based on or related to shares of Mercantile common stock (together with incentive stock options, collectively referred to as "incentive awards"). By combining in a single plan many types of incentives commonly used in long-term incentive compensation programs, the Incentive Plan is intended to provide Mercantile with a great deal of flexibility in designing specific long-term incentives to best promote the objectives of the Incentive Plan and in turn promote the interests of our shareholders.

     If shareholders approve the Incentive Plan, then incentive awards could be granted to eligible participants. No incentive awards would be granted under the Incentive Plan on a date that is more than ten years after the Incentive Plan's effective date. The effective date of the Incentive Plan will be January 19, 2006, if the shareholders approve the Incentive Plan. Incentive awards would be granted under the Incentive Plan to participants for no cash consideration or for consideration determined by the Compensation Committee. The Incentive Plan would not be qualified under Section 401(a) of the Internal Revenue Code and would not be subject to the Employee Retirement Income Security Act of 1974 (ERISA).

     The following is a summary of the material features of the Incentive Plan. This summary is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Incentive Plan. The summary is qualified in its entirety by reference to the terms of the Incentive Plan, a copy of which is attached as an appendix to this proxy statement. Included in the summary is information regarding the effect of U.S. federal tax laws upon participants and Mercantile. This information is not a complete summary of such tax laws and does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change. Tax laws, regulations and interpretations are subject to change. Participants in the Incentive Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in and receiving incentive awards under the Incentive Plan.

AUTHORIZED SHARES

     Subject to certain anti-dilution and other adjustments, 350,000 shares of Mercantile common stock would be available for incentive awards under the Incentive Plan. Shares of common stock issued under the Incentive Plan may be unissued shares, shares issued and reacquired or shares otherwise held by Mercantile. Shares subject to incentive awards that are canceled, surrendered, modified, exchanged for substitute incentive awards, or that expire or terminate would remain available under the Incentive Plan. Any authorized shares that are or become available under Mercantile's existing stock plans and are not then subject to outstanding incentive awards would also be available under the Incentive Plan (and not available under the existing stock plans). In addition, it would not allow any participant to receive, in any calendar year, incentive awards issued under the Incentive Plan with respect to more than 25% of the total number of shares available under the Incentive Plan. Upon the occurrence of certain corporate events (e.g., merger, stock dividend), the Compensation Committee could adjust the incentive awards appropriately. Unless the Incentive Plan is terminated earlier by the Board of Directors, incentive awards could be granted at any time before or on January 18, 2016, when the Incentive Plan will terminate according to its terms. On February 1, 2006, the closing price of Mercantile common stock on the Nasdaq National Market was $39.29 per share.

ELIGIBLE PARTICIPANTS

     All directors of Mercantile (15 persons) and all employees of Mercantile or any of its subsidiaries (currently approximately 311 persons) are eligible to receive incentive awards under the plan. The Committee has authority to select from among eligible persons the persons who will receive incentive awards. During 2005, no nonemployee directors of Mercantile, 4 executive officers of Mercantile, and 103 other officers and employees of Mercantile or its subsidiaries received awards under Mercantile's existing plans. Additional individuals may become directors, officers, or employees in the future. The Compensation Committee in its discretion may select a larger or smaller number of persons to receive awards in the current or future years. Directors, nominees for director, officers, and employees of Mercantile and its subsidiaries may be considered to have an interest in the incentive plan because they may, in the future, receive incentive awards under it.

NEW PLAN BENEFITS

     No incentive awards have been granted under the Incentive Plan through the date of this proxy statement. The following table sets forth the incentive awards that would have been awarded to the listed individuals and groups under the Incentive Plan during fiscal year 2005 if the Plan had been in effect for fiscal year 2005 and that are determinable. Under the Incentive Plan, shares available under previously authorized option or stock incentive plans are instead available under the Incentive Plan. This table assumes that if the Incentive Plan had been in effect during fiscal year 2005, any grants actually made under Mercantile's previously authorized option or stock incentive plans would have been made under the Incentive Plan. The table does not set forth options or other incentive awards that could be granted in the future under the Incentive Plan, because they are not determinable at this time.

                               NEW PLAN BENEFITS

                          STOCK INCENTIVE PLAN OF 2006

                                                               DOLLAR      NUMBER
NAME AND POSITION                                             VALUE ($)   OF UNITS
-----------------                                             ---------   --------
Gerald R. Johnson, Jr., Chairman of the Board and Chief
  Executive Officer of Mercantile, and Chairman of the Board
  of the Bank...............................................    138,460     3,500
Michael H. Price, President and Chief Operating Officer of
  Mercantile, and President and Chief Executive Officer of
  the Bank..................................................    138,460     3,500
Robert B. Kaminski, Jr., Executive Vice President and
  Secretary of Mercantile, and Executive Vice President,
  Chief Operating Officer and Secretary of the Bank.........    118,680     3,000
Charles E. Christmas, Senior Vice President, Chief Financial
  Officer and Treasurer of Mercantile, and Senior Vice
  President and Chief Financial Officer of the Bank.........    118,680     3,000
Executive Group.............................................    514,280    13,000
Non-Executive Director Group................................          0         0
Non-Executive Officer Employee Group........................  1,295,590    32,750

ADMINISTRATION OF THE INCENTIVE PLAN

     The Incentive Plan would be administered by the Compensation Committee of the Board of Directors. The Compensation Committee would be authorized and empowered to do all things that it determined to be necessary or appropriate in connection with the administration of this Plan. The Compensation Committee would determine, subject to the terms of the Incentive Plan, the persons to receive incentive awards, the nature and amount of incentive awards to be granted to each person (subject to the limits specified in the Incentive Plan), the time of each grant, the terms and duration of each grant, and all other determinations necessary or advisable for administration of the Incentive Plan. The Compensation Committee could amend the terms of incentive awards granted under the Incentive Plan from time to time in any manner, subject to the limitations specified in the Incentive Plan. With certain exceptions related to compliance with securities laws, any power or authority of the Compensation Committee with respect to the Incentive Plan could also be exercised by the Board of Directors.

STOCK OPTIONS

     The Incentive Plan would permit Mercantile to grant to participants options to purchase shares of Mercantile common stock at stated prices for specific periods of time. For purposes of determining the number of shares available under the Incentive Plan, each stock option would count as the number of shares of common stock subject to the stock option. Certain stock options that could be granted to employees under the Incentive Plan may qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code. Incentive stock options would be available only for employees. They would not be available for directors who are not employees. Unless the Incentive Plan is terminated earlier by the Board of Directors, stock options could be granted at any time before or on January 18, 2016, when the Incentive Plan will terminate according to its terms. The Compensation Committee could award options for any amount of consideration or no consideration, as the Compensation Committee determines.

     The Compensation Committee would establish the terms of individual stock option grants in stock option agreements, certificates of award or both. These documents would contain terms, conditions and restrictions that the Compensation Committee determines to be appropriate. These restrictions could include vesting requirements to encourage long-term ownership of shares.

     The exercise price of a stock option would be determined by the Compensation Committee, but must be at least 100% of the market value of Mercantile common stock on the day before the date of grant. No stock option could be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such stock options to the same participant.

     When exercising all or a portion of a stock option, a participant could pay the exercise price with cash or, if permitted by the Compensation Committee, shares of Mercantile common stock that the participant has owned for at least six months, or other consideration substantially equal to cash. In addition, the Compensation Committee may implement a program for broker-assisted cashless exercises of stock options.

     Although the term of each stock option would be determined by the Compensation Committee, no stock option would be exercisable under the Incentive Plan after ten years from the date it was granted. Stock options generally would be exercisable for limited periods of time if an option holder dies, becomes disabled (as defined in the Incentive Plan), is terminated without cause, or voluntarily leaves his or her employment or directorship. If an option holder is terminated for cause (as defined in the Incentive Plan), the option holder would forfeit all rights to exercise any outstanding stock options. Subject to the other terms of the Incentive Plan, if an option holder retires (as specified in the Incentive Plan) as an employee, he or she could exercise options for the remainder of their terms, unless the terms of the option agreement or award provide otherwise.

     Without Compensation Committee approval, stock options granted under the Incentive Plan generally could not be transferred, except by will or by the laws of descent and distribution, unless transfer is permitted by the terms of the grant or the applicable stock option agreement. The Compensation Committee could impose other restrictions on shares of common stock acquired through a stock option exercise.

FEDERAL TAX CONSEQUENCES OF STOCK OPTIONS

     INCENTIVE STOCK OPTIONS. Under current federal income tax laws, an option holder would not recognize income and Mercantile would not receive a deduction at the time an incentive stock option is granted or at the time the incentive stock option is exercised. However, the difference between the market value of the common stock subject to the incentive stock option and the exercise price would be a tax preference item for purposes of calculating alternative minimum tax. Upon the sale or other disposition of the common stock acquired pursuant to an incentive stock option, as long as (i) the option holder held the stock for at least one year after the exercise of the stock option and at least two years after the grant of the stock option, and (ii) the stock option is exercised not later than three months after termination of employment (one year in the event of disability), the option holder's basis would equal the exercise price and the option holder would pay tax on the difference between the sale proceeds and the exercise price as capital gain. Mercantile would receive no deduction for federal income tax purposes under these circumstances. Special rules apply when an option holder dies.

     If an option holder fails to meet any of the conditions described above relating to holding periods and exercises following termination of employment, he or she generally would recognize compensation taxed as ordinary income equal to the difference between (i) the lesser of (a) the fair market value of the common stock acquired pursuant to the stock option on the date of exercise, or
(b) the amount realized on the sale or disposition, and (ii) the exercise price paid for the stock. Mercantile would then receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of
Section 162(m) of the Internal Revenue Code apply. Additional gains, if any, recognized by the option holder would result in the recognition of short- or long-term capital gain.

     NONQUALIFIED STOCK OPTIONS. Federal income tax laws provide different rules for nonqualified stock options -- those options that do not meet the Internal Revenue Code's definition of an incentive stock option. Under current federal income tax laws, an option holder would not recognize any income and Mercantile would not receive a deduction when a nonqualified stock option is granted. If a nonqualified stock option is exercised, the option holder would recognize compensation income equal to the difference between the exercise price paid and the market value of the stock acquired upon exercise (on the date of exercise). Mercantile would then receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. The option holder's tax basis in the shares acquired would be the exercise price paid plus the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short-term or long-term capital gain (or loss).

STOCK APPRECIATION RIGHTS

     The Incentive Plan would also permit the Compensation Committee to grant stock appreciation rights. A stock appreciation right permits the holder to receive the difference between the market value of a share of common stock subject to the stock appreciation right on the exercise date of the stock appreciation right and a "base" price set by the Compensation Committee. Under the Incentive Plan, the per-share base price for exercise or settlement of stock appreciation rights must be equal to or greater than the market value of such shares on the day before the date the stock appreciation rights are granted. Stock appreciation rights would be exercisable on dates determined by the Compensation Committee at the time of grant. The Compensation Committee could award stock appreciation rights for any amount of consideration or no consideration, as the Compensation Committee determines.

     No stock appreciation rights could be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the base price of such stock appreciation rights to the same participants.

     Stock appreciation rights would be subject to terms and conditions determined by the Compensation Committee. A stock appreciation right could relate to a particular stock option and could be granted simultaneously with or subsequent to the stock option to which it related. Except to the extent otherwise provided in the Incentive Plan or the grant, (i) stock appreciation rights not related to a stock option would be subject to the same terms and conditions applicable to stock options under the Incentive Plan, and (ii) all stock appreciation rights related to stock options granted under the Incentive Plan would be granted subject to the same restrictions and conditions and would have the same vesting, exercisability, forfeiture and termination provisions as the stock options to which they related and could be subject to additional restrictions and conditions. When stock appreciation rights related to stock options are exercised, such stock options are automatically cancelled with respect to an equal number of underlying shares. Unless the Compensation Committee determines otherwise, stock appreciation rights could be settled in shares of common stock or cash. For purposes of determining the number of shares available under the Incentive Plan, each stock appreciation right would count as one share of common stock, without regard to the number of shares, if any, that are issued upon the exercise of the stock appreciation right or upon such settlement.

FEDERAL TAX CONSEQUENCES OF STOCK APPRECIATION RIGHTS

     The treatment of stock appreciation rights that are payable solely in the form of Mercantile common stock under federal income tax laws is similar to the treatment of nonqualified stock options as described above. Under current federal income tax laws, a participant would not recognize any income and Mercantile would not receive a deduction at the time such a stock appreciation right is granted. If a stock appreciation right is exercised, the participant would recognize compensation income in the year of exercise in an amount equal to the difference between the base or settlement price and the market value of the stock acquired upon exercise (on the date of exercise). Mercantile would receive a corresponding deduction for federal income tax purposes. The participant's tax basis in the shares acquired would be increased over the exercise price by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss.

     Federal income tax laws provide different rules for stock appreciation rights that are payable in cash than for those that are payable solely in the form of Mercantile common stock. Under current federal income tax laws, a participant would not recognize any income and Mercantile would not receive a deduction at the time such a stock appreciation right is granted. Depending on the terms of the stock appreciation right, pursuant to recently enacted tax legislation, a participant may recognize taxable income upon the vesting of a cash-settled stock appreciation right and may also be subject to additional excise taxes and penalties. Mercantile would receive a corresponding deduction in any year in which the participant recognizes taxable income.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     The Incentive Plan would also permit the Compensation Committee to award restricted stock and restricted stock units, subject to the terms and conditions set by the Compensation Committee that are consistent with the Incentive Plan. Shares of restricted stock are shares of common stock the retention, vesting and/or transferability of which is subject, for specified periods of time, to such terms and conditions as the Compensation Committee deems appropriate (including continued employment and/or achievement of performance goals established by the Compensation Committee). Restricted stock units are incentive awards denominated in units of common stock under which the issuance of shares of common stock is subject to such terms and conditions as the Compensation Committee deems appropriate (including continued employment and/or achievement of performance goals established by the Compensation Committee). For purposes of determining the number of shares available under the Incentive Plan, each restricted stock unit would count as the number of shares of common stock subject to the restricted stock unit. Unless determined otherwise by the Compensation Committee, each restricted stock unit would be equal to one share of Mercantile common stock and would entitle a participant to either shares of common stock or an amount of cash determined with reference to the value of shares of common stock. The Compensation Committee could award restricted stock or restricted stock units for any amount of consideration or no consideration, as the Compensation Committee determines.

     As with stock option grants, the Compensation Committee would establish the terms of individual awards of restricted stock and restricted stock units in award agreements or certificates of award. Those not evidenced by a certificate of award would be recorded in "book entry" form in Mercantile's stock records. Restricted stock and restricted stock units granted to a participant would "vest" (i.e., the restrictions on them would lapse) in the manner and at the times that the Compensation Committee determines. However, the Incentive Plan provides that in no event may the grant, issuance, retention, vesting or settlement of shares of restricted stock or restricted stock units based on achievement of performance goals be subject to a performance period of less than one year. In addition no condition that is based upon continued employment or the passage of time may provide for vesting or settlement in full of restricted stock or restricted stock units over a period of less than three years from the date the Award is made, other than as a result of or upon the death, disability or retirement of the participant or a change in control.

     Unless the Compensation Committee otherwise consents or permits or unless the terms of a restricted stock agreement or award provide otherwise, if a participant's employment or directorship is terminated during the restricted period (i.e., the period of time during which restricted stock or a restricted stock unit is subject to restrictions) for any reason other than death, disability or retirement, each restricted stock and restricted stock unit award of the participant still subject in full or in part to restrictions at the date of such termination would automatically be forfeited and returned to Mercantile. If the participant's employment or directorship is terminated during the restricted period because of death, disability or (in the case of employees only) retirement or if Mercantile terminates an employee other than for cause, then the restrictions on the participant's shares of restricted stock and restricted stock units would terminate automatically with respect to that respective number of such shares or restricted stock units (rounded to the nearest whole number) equal to the respective total number of such shares or restricted stock units granted to such Participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the respective restricted period. All of the remaining shares of restricted stock and restricted stock units would be forfeited and returned to Mercantile. However, the Compensation Committee could, either before or after a participant dies, becomes disabled or retires, waive the restrictions remaining on any or all of his or her remaining shares of restricted stock and restricted stock units.

     Without Compensation Committee authorization, until restricted stock or restricted stock units vest, the recipient of the restricted stock or restricted stock units would not be allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of restricted stock or restricted stock units other than to Mercantile or by will or the laws of descent and distribution. All rights with respect to restricted stock and restricted stock units would only be exercisable during a participant's lifetime by the participant or his or her guardian or legal representative. The Compensation Committee could impose additional restrictions on shares of restricted stock and restricted stock units. Except for restrictions on transferability, holders of restricted stock would enjoy all other rights of a shareholder with respect to the restricted stock, including dividend and liquidation rights and full voting rights. Holders of restricted stock units would enjoy dividend and liquidation rights with respect to shares of common stock subject to unvested restricted stock units, but would not enjoy voting rights with respect to such shares. Unless the Compensation Committee determines otherwise, any noncash dividends or distributions paid with respect to shares of unvested restricted stock and shares of common stock subject to unvested restricted stock units would be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate.

FEDERAL TAX CONSEQUENCES OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     Generally, under current federal income tax laws a participant would not recognize income upon the award of restricted stock or restricted stock units. However, a participant would be required to recognize compensation income at the time the award vests (when the restrictions lapse) equal to the difference between the fair market value of the stock at vesting and the amount paid for the stock (if any). At the time the participant recognizes compensation income, Mercantile would be entitled to a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. If restricted stock or restricted stock units are forfeited by a participant, the participant would not recognize income with respect to the forfeited award and Mercantile would not receive a corresponding deduction. Prior to the vesting and lapse of restrictions, dividends paid on shares subject to awards of restricted stock and restricted stock units would be reported as compensation income to the participant and Mercantile would receive a corresponding deduction, except to the extent that the deduction limits of
Section 162(m) of the Internal Revenue Code apply.

     A participant could, within 30 days after the date of an award of restricted stock (but not an award of restricted stock units), elect to report compensation income for the tax year in which the restricted stock is awarded. If the participant makes this election, the amount of compensation income would be equal to the difference between the fair market value of the restricted stock at the time of the award and the amount paid for the stock (if any). Any later appreciation in the value of the restricted stock would be treated as capital gain and recognized only upon the sale of the shares subject to the award of restricted stock. Dividends received after such an election would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount that he or she earlier reported as income. Upon the sale of shares subject to the restricted stock award, a participant would recognize capital gain (or loss) in the amount of the difference between the sale price and the participant's basis in the stock.

STOCK AWARDS

     The Incentive Plan would also permit the Compensation Committee to make stock awards. The Compensation Committee could make stock awards for any amount of consideration, or no consideration, as the Compensation Committee determines. A stock award of Mercantile common stock would be subject to terms and conditions set by the Compensation Committee at the time of the award. Stock award recipients would generally have all voting, dividend, liquidation and other rights with respect to awarded shares of Mercantile common stock. However, the Compensation Committee could impose restrictions on the assignment or transfer of common stock awarded under the Incentive Plan.

FEDERAL TAX CONSEQUENCES OF STOCK AWARDS

     The recipient of a stock award generally would recognize compensation income equal to the difference between the fair market value of the stock when it is awarded and the amount paid for the stock (if any). The recipient's tax basis in the stock would equal the amount of compensation income recognized on the award plus the amount paid by the recipient for the stock (if any). Mercantile would be entitled to a corresponding deduction equal to the amount of compensation income recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. Upon a subsequent sale of the stock, the recipient would recognize capital gain or loss equal to the difference between the amount realized on the sale and his or her basis in the stock. Different rules may apply where the stock is transferred subject to a "substantial risk of forfeiture."

OTHER STOCK-BASED AWARDS

     Finally, the Incentive Plan would also permit the Compensation Committee to grant a participant one or more types of awards based on or related to shares of Mercantile common stock, other than the types described above. Mercantile currently does not presently intend to make any such awards. Any such awards would be subject to terms and conditions as the Compensation Committee deems appropriate, as set forth in the respective award agreements and as permitted under the Incentive Plan.

EFFECTS OF A CHANGE IN CONTROL OF MERCANTILE

     Upon the occurrence of a "change in control" of Mercantile (as defined in the Incentive Plan), all outstanding stock options and stock appreciation rights would become exercisable in full immediately prior to the effective time of the change in control and would remain exercisable in accordance with their terms. All other outstanding incentive awards under the Incentive Plan would immediately become fully vested, exercisable and nonforfeitable. In addition, the Compensation Committee, without the consent of any affected participant, could determine that some or all participants holding outstanding stock options and/or stock appreciation rights would receive, in lieu of some or all of such awards, cash in an amount equal to the greater of the excess of (i) the highest sale price of the shares on the Nasdaq National Market (or on whatever quotation system or stock exchange Mercantile common stock is listed at the time) on the day before the effective date of the change in control, or (ii) the highest price per share actually paid in connection with the change in control, over the exercise price of the stock options and/or the base price per share of the stock appreciation rights.

TAX WITHHOLDING

     If incentive awards are made under the Incentive Plan, Mercantile could withhold from any cash otherwise payable to a participant or require a participant to remit to Mercantile amounts necessary to satisfy applicable withholding and employment-related taxes. Unless the Compensation Committee determines otherwise, minimum required tax withholding obligations could also be satisfied by withholding Mercantile common stock to be received upon exercise of or vesting of an incentive award or by delivering to Mercantile previously owned shares of common stock. Mercantile may reasonably delay the issuance or delivery of shares of Mercantile common stock pursuant to an incentive award as it determines appropriate to address tax withholding and other administrative matters.

TERMINATION AND AMENDMENT OF THE INCENTIVE PLAN OR AWARDS

     The Board of Directors could terminate the Incentive Plan at any time and could from time to time amend the Incentive Plan as it considers proper and in the best interests of Mercantile, provided that no such amendment could be made (except adjustments expressly permitted by the Incentive Plan) without the approval of shareholders of Mercantile if it would (i) change the list of measurements of performance on which the Compensation Committee may base performance goals, (ii) reduce the exercise price of a stock option or the base price of a stock appreciation right below the market value of the underlying stock on the day before the date of the grant, (iii) reduce the exercise price of outstanding stock options or the base price of outstanding stock appreciation rights, (iv) increase the individual annual maximum award limit, or (v) otherwise amend the Incentive Plan in any manner requiring shareholder approval by law or under Nasdaq listing requirements or rules. In addition, no amendment to the Incentive Plan or to a previously granted award agreement could impair the rights of a holder of any outstanding incentive award without the consent of the participant, except in certain circumstances in which such amendment is necessary to satisfy a law or regulation or to meet the requirements of or avoid adverse tax or financial accounting consequences under any tax or accounting standard, law or regulation.

     Subject to certain limitations, the Compensation Committee could amend or modify the terms of any outstanding incentive award in any manner not prohibited by the Incentive Plan. However, incentive awards issued under the Incentive Plan could not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect would be to reduce the exercise price or base price of such incentive awards to the same participants. Mercantile could also suspend a participant's rights under the Incentive Plan for a period of up to sixty days while a participant's termination for cause is considered.

EFFECTIVE DATE OF THE INCENTIVE PLAN

     Subject to shareholder approval, the Incentive Plan would take effect on January 19, 2006, and, unless terminated earlier by the Board of Directors, no awards could be made under the Incentive Plan after January 18, 2016.

     If the Incentive Plan is not approved by the shareholders, no incentive awards will be made under the Incentive Plan to any director or employee.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code limits to $1,000,000 the annual income tax deduction that a publicly-held corporation may claim for compensation paid to its chief executive officer and to its four most highly compensated officers other than the chief executive officer. Qualified "performance-based" compensation is exempt from the $1,000,000 limit and may be deducted even if other compensation exceeds $1,000,000. The Incentive Plan is intended to provide for the ability to grant incentive awards that qualify as performance-based compensation under Section 162(m). The Incentive Plan will be interpreted, administered and amended if necessary to achieve that intended purpose.

     Stock options and stock appreciation rights awarded under the Incentive Plan would qualify as performance-based compensation.

     For a stock award, restricted stock, restricted stock unit or other stock-based or stock-related award to qualify as performance-based compensation, the vesting or payment of such incentive award must be contingent upon the achievement of one or more performance goals established by the Compensation Committee and must otherwise satisfy the requirements of Section 162(m). The performance goals for incentive awards must meet certain other criteria as well to qualify as performance-based compensation, including (i) the performance goals must be established in writing by the Compensation Committee during the first 90 days of the applicable performance period and before 25% of the performance period has elapsed, (ii) the satisfaction of the performance goals must be substantially uncertain when established by the Compensation Committee for the performance period, and (iii) the performance goals must be based solely upon objective criteria from which an independent third party with knowledge of the facts could determine whether the performance goal or set of goals is satisfied and from that determination could calculate the performance-based compensation to be paid.

     Under the Incentive Plan the performance goals that may be established by the Compensation Committee with respect to performance-based compensation would be limited to any one or more of the following measurements of performance, either individually or in any combination, applied to either Mercantile as a whole or to a Mercantile subsidiary, either individually or in any combination, and measured against pre-determined levels, the performance of a pre-established peer group or a published or special index: net income; net income per share; return on equity; cash earnings; cash earnings per share, reflecting dilution of the common stock as the committee deems appropriate and, if the committee so determines, net of or including dividends; cash earnings return on equity; operating income; operating income per share; operating income return on equity; return on assets; cash flow; cash flow return on capital; return on capital; productivity ratios; share price (including without limitation, growth measures or total shareholder return); expense or cost levels; margins; operating efficiency; efficiency ratio; customer satisfaction, based on specified objective goals or a Mercantile-sponsored customer survey; employee satisfaction, based on specified objective goals or a company-sponsored employee survey; economic value added measurements; market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas; reduction of losses, loss ratios, expense ratios or fixed costs; employee turnover; and specified objective social goals.

     An incentive award intended to qualify as performance-based compensation could provide that any evaluation of performance could include or exclude certain specific events or their effects that occur during the performance period, including asset write-downs; litigation or claim judgments or settlements; changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in Mercantile's annual report to shareholders for the applicable year; acquisitions, mergers, divestitures or accounting changes; amortization of goodwill or other intangible assets; discontinued operations; and other special charges or extraordinary items.

     No participant in the Incentive Plan may be granted, in any calendar year, awards representing more than 25% of the total number of shares of Mercantile common stock available for awards under the Incentive Plan. Performance-based compensation would be paid only after written certification by the Compensation Committee that the applicable performance goals have been satisfied.

REGISTRATION OF SHARES

     Mercantile intends to register shares covered by the Incentive Plan under the Securities Act of 1933 before any stock options or stock appreciation rights could be exercised and before any shares of restricted stock, restricted stock units, stock awards or other stock-based or stock-related awards are granted.

REQUIRED VOTE

     The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the proposal will be necessary to approve the Incentive Plan. For purposes of counting votes on this proposal, abstentions and broker non-votes will not be counted as shares voted on the proposal.

                  Your Board of Directors Recommends That You
             Vote FOR Approval of the Stock Incentive Plan of 2006

EQUITY PLAN COMPENSATION INFORMATION

     The following table summarizes information, as of December 31, 2005, relating to compensation plans under which equity securities are authorized for issuance.

                                   NUMBER OF SECURITIES                          NUMBER OF SECURITIES REMAINING
                                       TO BE ISSUED         WEIGHTED AVERAGE      AVAILABLE FOR FUTURE ISSUANCE
                                     UPON EXERCISE OF      EXERCISE PRICE OF     UNDER EQUITY COMPENSATION PLANS
                                   OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   (EXCLUDING SECURITIES REFLECTED
PLAN CATEGORY                      WARRANTS AND RIGHTS    WARRANTS AND RIGHTS            IN COLUMN (A))
-------------                      --------------------   --------------------   -------------------------------
                                           (A)                    (B)                          (C)
Equity compensation plans
  approved by security
  holders(1).....................        300,443                 $22.93                      231,791
Equity compensation plans not
  approved by security holders...              0                      0                            0
Total............................        300,443                 $22.93                      231,791

-------------------------
(1) These plans are Mercantile's 1997 Employee Stock Option Plan, 2000 Employee Stock Option Plan, 2004 Employee Stock Option Plan and Independent Director Stock Option Plan.

                              INDEPENDENT AUDITORS

SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has selected Crowe Chizek as Mercantile's principal independent auditors for the year ending December 31, 2006. Representatives of Crowe Chizek plan to attend the annual meeting of shareholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by shareholders.

FEES TO INDEPENDENT AUDITORS FOR 2005 AND 2004

     The following table shows the fees for professional services of Crowe Chizek for audit and other services they provided to Mercantile for 2005 and 2004.

                                                                2005       2004
                                                                ----       ----
Audit Fees(1)...............................................  $170,000   $129,000
Audit-Related Fees(2).......................................    16,124     47,275
Tax Fees(3).................................................    46,200     56,200
All other fees(4)...........................................    10,000          0

-------------------------

(1) Includes the aggregate fees billed for professional services rendered by Crowe Chizek for 2005 and 2004 for the audit of Mercantile's annual financial statements and internal control over financial reporting, and review of financial statements included in Mercantile's quarterly reports on Form 10-Q.

(2) Principally audits of employee benefit plan for both years, and Mercantile BIDCO, Inc. for 2004. Also, for 2004, includes consultation regarding management's internal control assertion approach, including the licensing fees for the software product and tools used by management to document the approach.

(3) Principally tax compliance services (including U.S. federal and state tax returns), cost segregation studies, review of quarterly tax computations and consultations regarding various tax strategies.

(4) Fee payable under non-solicitation provisions of engagement letter due to hiring a Crowe Chizek employee.

     The Audit Committee's policy is to pre-approve all audit services and non-audit services that are to be performed for Mercantile by its independent auditors. Under the Audit Committee's policy, authority to pre-approve permitted services has been delegated to two members of the Audit Committee, either of whom can act alone, for circumstances when pre-approval is not obtained from the full Audit Committee. Any pre-approval by the delegated authority is required to be reported to the Audit Committee at its next meeting. All of the services described in the table above were pre-approved by the Audit Committee.

                 SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

     A proposal submitted by a shareholder for the 2007 annual meeting of shareholders must be sent to the Secretary of Mercantile, 310 Leonard Street NW, Grand Rapids, Michigan 49504 and received by November 15, 2006 in order to be eligible to be included in Mercantile's proxy statement for that meeting.

     A shareholder who intends to present a proposal for the 2007 annual meeting of shareholders, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide Mercantile with notice of such intention by at least January 29, 2007, or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2007 annual meeting with respect to any such proposal without discussion of the matter in Mercantile's proxy statement.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be brought before the annual meeting. If other matters are presented upon which a vote may properly be taken it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

                                   APPENDIX A

                          MERCANTILE BANK CORPORATION
                          STOCK INCENTIVE PLAN OF 2006

                                   SECTION 1

                     ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF PLAN. The Company hereby establishes the STOCK INCENTIVE PLAN OF 2006 for its Directors and certain of its Employees. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards and other stock-based awards and stock-related awards.

     1.2 PURPOSE OF PLAN. The purpose of the Plan is to provide Directors and Employees with an increased incentive to contribute to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of Directors and Employees with the interests of the Company's shareholders through the opportunity for increased stock ownership and to attract and retain Participants. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.

     1.3 APPROVAL OF PLAN AND INCENTIVE AWARDS. The Plan will be effective upon approval by the Company's shareholders. The Plan contemplates that Directors may be Participants and that the Directors, as members of either the Board or of a committee of the Board, may approve grants of Incentive Awards to Directors. Approval of the Plan by the Company's shareholders shall constitute authorization and approval of such grants.

                                   SECTION 2

                                  DEFINITIONS

     The following words have the following meanings unless a different meaning plainly is required by the context:

     2.1 "ACT" means the Securities Exchange Act of 1934, as amended.

     2.2 "AFFILIATE" means any organization controlling, controlled by or under common control with the Company.

     2.3 "BOARD" means the Board of Directors of the Company.

     2.4 "CAUSE" means, with respect to termination of employment, (1) willful continued failure to perform or willful poor performance of duties (other than due to Disability) after warning and reasonable opportunity to meet reasonable required performance standards; (2) gross negligence causing or putting the Company or any Affiliate at risk of significant damage or harm; (3) misappropriation of or intentional damage to the property of the Company or any Affiliate; (4) conviction of a felony (other than negligent vehicular homicide);
(5) intentional act or omission that the Participant knows or should know is significantly detrimental to the interests of the Company or any Affiliate; (6) removal of an Employee by order of or at the direction of a regulatory agency having jurisdiction over the Company or any of its Subsidiaries; or (7) material violation of any employment agreement between the Company (or any Affiliate) and the Participant. The existence of Cause for termination of employment shall in each case be determined by the Committee in its sole discretion and consistent with the definition set forth in this Section 2.4. The Committee may make such determination before or after the termination of employment.

     A Director will be removed for "Cause" for purposes of this Plan if and only if he or she has been removed for cause in compliance with the Company's Articles of Incorporation and applicable law.

     2.5 "CHANGE IN CONTROL," unless otherwise defined in an Incentive Award agreement, means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 40% or more of the outstanding Common Stock or the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors; (c) a reorganization, merger or consolidation other than such a transaction (i) that is done for the purpose of reincorporation or (ii) after which the Company's shareholders immediately prior to the transaction continue to beneficially own more than 50% of the total fair market value and total voting power of the outstanding capital stock of the entity surviving the transaction; (d) a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company; (e) the occurrence of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Act.

     2.6 "CODE" means the Internal Revenue Code of 1986, as amended. Each reference herein to a section or sections of the Code shall, unless otherwise noted, be deemed to include a reference to the rules and regulations issued under such section or sections of the Code.

     2.7 "COMMITTEE" means the Compensation Committee of the Board or such other committee as the Board may designate from time to time. The Committee shall consist of at least two Directors and all of its members shall be "non-employee directors" as defined in Rule 16b-3 issued under the Act and "outside directors" as defined in Section 162(m) of the Code.

     2.8 "COMMON STOCK" means the Company's common stock, no par value.

     2.9 "COMPANY" means Mercantile Bank Corporation, a Michigan corporation, and its successors and assigns.

     2.10 "CONTINUING DIRECTORS" means the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company's shareholders was approved by a vote of a majority of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

     2.11 "COVERED EMPLOYEE" means any Employee who is or may become a "Covered Employee," as defined in Section 162(m) of the Code, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) 90 days after the beginning of the Performance Period, or
(ii) the period of time after the beginning of the Performance Period and before 25% of the Performance Period has elapsed, as a "Covered Employee" under this Plan for such applicable Performance Period.

     2.12 "DIRECTOR" means a member of the Board.

     2.13 "DISABILITY" means a permanent disability as determined by the Committee in its discretion.

     2.14 "EMPLOYEE" means an employee of the Company or one of its Subsidiaries.

     2.15 "EMPLOYEE BENEFIT PLAN" means any plan or program established by the Company or a Subsidiary for the compensation or benefit of Employees.

     2.16 "EXCLUDED HOLDER" means the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

     2.17 "INCENTIVE AWARD" means the award or grant of a Stock Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Stock Award, or another stock-based or stock-related award, to a Participant pursuant to the Plan.

     2.18 "MARKET VALUE" shall equal the closing price of Common Stock reported on Nasdaq on the day before date of grant, exercise or vesting, as applicable, or if Nasdaq is closed on that date, the last preceding date on which Nasdaq was open for trading and on which shares of Common Stock were traded. If the Common Stock is not listed on Nasdaq, the Market Value shall be determined by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

     2.19 "MATURE SHARES" means shares of Common Stock that a Participant has owned for at least six months and that meet any other holding requirements established by the Committee for the shares to be used for attestation.

     2.20 "NASDAQ" means the NASDAQ National Market, or if the Common Stock is not listed for trading on the NASDAQ National Market on the date in question, then such other United States-based quotation system or stock exchange on which the Common Stock may be traded on the date in question.

     2.21 "PARTICIPANT" means a Director or Employee who is granted an Incentive Award under the Plan.

     2.22 "PERFORMANCE" means the level of achievement of the performance goals established by the Committee pursuant to Section 10.1.

     2.23 "PERFORMANCE MEASURES" means measures as described in Section 10 on which the performance goals are based.

     2.24 "PERFORMANCE PERIOD" means the period of time during which the performance goals must be met to determine the degree of payout, the vesting, or both, with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation.

     2.25 "PERFORMANCE-BASED COMPENSATION" means compensation under an Incentive Award that satisfies the requirements of Section 162(m) of the Code for certain "performance-based compensation" paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Incentive Award which does not satisfy the requirements for performance-based compensation under Section 162(m) of the Code does not constitute performance-based compensation for other purposes, including Section 409A of the Code.

     2.26 "PERSON" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

     2.27 "PLAN" means the Mercantile Bank Corporation Stock Incentive Plan of 2006 as set forth herein, as it may be amended from time to time.

     2.28 "RESTRICTED PERIOD" means the period of time during which Restricted Stock, Restricted Stock Units or other stock-based or stock-related awards that are awarded under the Plan are subject to the risk of forfeiture, restrictions on transfer and other restrictions or conditions pursuant to Sections 7 or 8. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

     2.29 "RESTRICTED STOCK" means Common Stock awarded to a Participant pursuant to Section 7 of the Plan while such Common Stock remains subject to the risk of forfeiture, restrictions on transfer and other restrictions or conditions pursuant to Section 7.

     2.30 "RESTRICTED STOCK UNIT" means an award to a Participant pursuant to
Section 7 of the Plan and described as a "Restricted Stock Unit" in Section 7.

     2.31 "RETIREMENT" means the voluntary termination of employment by a Participant after he or she has attained the age of 65 or such other age as may be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

     2.32 "STOCK APPRECIATION RIGHT" or "SAR" means a right awarded to a Participant pursuant to Section 6 of the Plan, which shall entitle the Participant to receive cash, Common Stock, other property or a combination thereof, as determined by the Committee, an amount equal to or otherwise based on the excess of (a) the Market Value of a share of Common Stock at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the award is granted.

     2.33 "STOCK AWARD" means an award of Common Stock awarded to a Participant pursuant to Section 8 of the Plan.

     2.34 "STOCK OPTION" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

     2.35 "SUBSIDIARY" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company. The term "Subsidiary" includes present and future Subsidiaries of the Company.

     2.36 "TERMINATION" or "CESSATION" of employment shall be considered to occur on the date on which the Employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the Employee's right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the Employee continues to receive compensation from the Company or any of its Subsidiaries after such date. The following shall not be considered such a termination or cessation: (i) a transfer of an employee among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days;
(iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee's right to re-employment is guaranteed by statute, contract or written policy of the Company; or (iv) a termination of employment as an officer with continued service as an Employee or Director.

                                   SECTION 3

                                 ADMINISTRATION

     3.1 POWER AND AUTHORITY. The Committee shall administer the Plan, and subject to the express provisions of the Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan. Any power or authority of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such power or authority would cause any Incentive Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act or cause an Incentive Award intended to qualify for treatment as performance-based compensation under
Section 162(m) of the Code not to qualify for such treatment. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

     The Committee may delegate any, some or all of its record keeping, calculation, payment and other ministerial or administrative authority and responsibility from time to time to and among one or more individuals, who are members of the Committee or Employees of the Company or its Subsidiaries or Affiliates, but all actions taken pursuant to delegated authority and responsibility shall be subject to such review, change and approval by the Committee as the Committee considers appropriate. Except as limited in the Plan, the Committee shall have all of the express and implied powers and duties set forth in the Bylaws of the Company and the Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations and do all things considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall prescribe, amend and rescind rules and regulations for the conduct of its business and shall define terms not otherwise defined herein, in each case as it considers advisable.

     3.2 GRANTS OR AWARDS TO PARTICIPANTS. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards including, without limitation: (a) the persons who shall be selected as Participants; (b) the nature and, subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise or purchase price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

     3.3 AMENDMENTS OR MODIFICATIONS OF INCENTIVE AWARDS. Subject to Section 12, the Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; (b) extend the term of an Incentive Award; (c) accelerate the exercisability or vesting or otherwise terminate, waive or modify any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, that Incentive Awards issued under the Plan may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price or base price of such Incentive Awards to the same Participants.

     3.4 INDEMNIFICATION OF COMMITTEE MEMBERS. No member or former member of the Committee, or any individual or group to whom authority or responsibility is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or was a member of the Committee, and any other individual or group exercising delegated authority or responsibility with respect to the Plan, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. This Section 3.4 shall not be construed as limiting the Company's or any Subsidiary's ability to terminate or otherwise alter the terms and conditions of the employment of an individual or group exercising delegated authority or responsibility with respect to the Plan, or to discipline any such person. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

                                   SECTION 4

                           SHARES SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 of the Plan, the total number of shares available for Incentive Awards under the Plan shall be 350,000 shares of Common Stock, plus all shares subject to Incentive Awards that are canceled, surrendered, modified, exchanged for substitute Incentive Awards or that expire or terminate prior to the exercise or vesting of the Incentive Awards in full, plus shares that are surrendered to the Company in connection with the exercise or vesting of Incentive Awards, whether previously owned or otherwise subject to such Incentive Awards, and plus any authorized shares that are or become available under the Company's Independent Director Stock Option Plan, 2004 Employee Stock Option Plan or the 2000 Employee Stock Option Plan and not then subject to outstanding stock options, stock awards, or restricted stock awards under any such plan. Such shares shall be authorized and may be unissued shares, shares issued and repurchased by the Company (including shares purchased on the open market), shares issued and otherwise reacquired by the Company and shares otherwise held by the Company.

     4.2 LIMITATION UPON INCENTIVE AWARDS. No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 25% of the total number of shares of Common Stock available for Incentive Awards under the Plan set forth in Section 4.1 of the Plan, subject to adjustment as provided in
Section 4.3 of the Plan, but only to the extent that such adjustment will not affect the status of any Incentive Award previously issued or that may thereafter be issued as Performance-Based Compensation. The purpose of this Section 4.2 is to ensure that the Plan provides Performance-Based Compensation, and this Section 4.2 shall be interpreted, administered and amended if necessary to achieve that purpose.

     4.3 ADJUSTMENTS.

          (A) STOCK DIVIDENDS AND DISTRIBUTIONS. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, then the Committee shall provide that the number and kind of securities available for outstanding Incentive Awards and reserved for issuance under the Plan, and the limitation provided in Section 4.2, together with applicable exercise prices and base prices, as well as the number and kind of securities available for issuance under the Plan in connection with future Incentive Awards, shall be adjusted in such manner and at such time as it determines are appropriate under the circumstances. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Incentive Awards.

          (B) OTHER ACTIONS AFFECTING COMMON STOCK. If there occurs, other than as described in Section 4.3(a), any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the persons who were shareholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the Committee shall provide that the outstanding Incentive Awards (including exercise prices and base prices) and reserves for Incentive Awards under the Plan shall be adjusted in such manner and at such time as it determines shall be appropriate under the circumstances. It is intended that in the event of any such transaction, Incentive Awards under the Plan shall entitle the holder of each Incentive Award to receive (upon exercise in the case of Stock Options and SARs), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Incentive Awards under the Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment. If the agreement, resolution or other document approved by the Board to effect any such transaction provides for the adjustment of Incentive Awards under the Plan in connection with such transaction, then the adjustment provisions contained in such agreement, resolution or other document shall be final and conclusive.

                                   SECTION 5

                                 STOCK OPTIONS

     5.1 GRANT. A Participant may be granted one or more Stock Options under the Plan. No Participant shall have any rights as a shareholder with respect to any shares of stock subject to Stock Options granted hereunder until said shares have been issued. For purposes of determining the number of shares available under the Plan, each Stock Option shall count as the number of shares of Common Stock subject to the Stock Option. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee, in its sole discretion, may establish vesting schedules (i) based upon Company performance, or (ii) that extend over a period of time selected by the Committee. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. Subject to the limitation imposed by
Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code; provided, that the number of shares of Common Stock that may be designated as subject to incentive stock options for any given Participant shall be limited to that number of shares that become exercisable for the first time by the Participant during any calendar year (under all plans of the

Company and its Subsidiaries) and have an aggregate Market Value less than or equal to $100,000 (or such other amount as may be set forth in relevant sections of the Code) and all shares subject to an Incentive Award that have a Market Value in excess of such aggregate amount shall automatically be subject to Stock Options that are not incentive stock options. No Stock Option granted to a Director who is not an Employee shall be considered an incentive stock option under Section 422(b) of the Code.

     5.2 STOCK OPTION AGREEMENTS. Stock Options shall be evidenced by stock option agreements, certificates of award, or both, containing the terms and conditions applicable to such Stock Options. To the extent not covered by a stock option agreement or certificate of award, the terms and conditions of this
Section 5 shall govern.

     5.3 STOCK OPTION EXERCISE PRICE. The per share Stock Option exercise price shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Market Value (or such higher amount as may be necessary under Section 5.5 below). The date of grant of a Stock Option shall be the date the Stock Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Stock Option.

     5.4 MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents or provides in the applicable stock option agreement or grant, in Mature Shares or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option. The Committee may implement a program for the broker-assisted cashless exercise of Stock Options.

     5.5 STOCK OPTIONS GRANTED TO 10% SHAREHOLDERS. No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value and the exercise of the Stock Option after the expiration of five years from the date of grant of the Stock Option is prohibited by its terms.

     5.6 LIMITS ON EXERCISABILITY. Except as set forth in Section 5.5, Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant's service with the Company or its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

     5.7 RESTRICTIONS ON TRANSFERABILITY.

          (A) GENERAL. Unless the Committee otherwise consents or permits (before or after the stock option grant) or unless the stock option agreement or grant provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution, and, as a condition to any transfer permitted by the Committee or the terms of the stock option agreement or grant, the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of a Stock Option. All provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant's employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

          (B) OTHER RESTRICTIONS. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or "claw-back" provisions, and restrictions under applicable federal or state securities laws.

     5.8 TERMINATION OF EMPLOYMENT OR DIRECTORSHIP STATUS. Unless the Committee otherwise consents or permits (before or after the stock option grant) or unless the stock option agreement or grant provides otherwise:

          (A) GENERAL. If a Participant ceases to be a Director or an Employee for any reason other than the Participant's death, Disability, Retirement (in the case of Employees only) or termination for Cause, the Participant may exercise his or her Stock Options in accordance with their terms for a period of three months after such termination of employment or directorship status, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination.

          (B) DEATH. If a Participant dies either while an Employee or Director or after the termination of employment or directorship other than for Cause but during the time when the Participant could have exercised a Stock Option, the Stock Option issued to such Participant shall be exercisable in accordance with its terms by the personal representative of such Participant or other successor to the interest of the Participant for one year after the Participant's death, but only to the extent that the Participant was entitled to exercise the Stock Option on the date of death or termination of employment or directorship, whichever first occurred, and not beyond the original terms of the Stock Option.

          (C) DISABILITY. If a Participant ceases to be an Employee or Director of the Company or one of its Subsidiaries due to the Participant's Disability, the Participant may exercise his or her Stock Options in accordance with their terms for one year following such termination of employment or directorship, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of such event and not beyond the original terms of the Stock Options.

          (D) PARTICIPANT RETIREMENT. If a Participant Retires as an Employee, Stock Options granted under the Plan to that Participant may be exercised in accordance with their terms during the remaining terms of the Stock Options.

          (E) TERMINATION FOR CAUSE. If a Participant's employment is terminated for Cause or the Participant is removed as a Director for Cause, the Participant shall have no further right to exercise any Stock Options previously granted and all of the Participant's outstanding Stock Options shall automatically be forfeited and returned to the Company. The Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination or removal is for Cause.

                                   SECTION 6

                           STOCK APPRECIATION RIGHTS

     6.1 GRANT. A Participant may be granted one or more Stock Appreciation Rights under the Plan and such SARs shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. A SAR may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Except to the extent otherwise modified in the grant, (i) SARs not related to a Stock Option shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in
Section 5, and (ii) all SARs related to Stock Options granted under the Plan shall be granted subject to the same restrictions and conditions and shall have the same vesting, exercisability, forfeiture and termination provisions as the Stock Options to which they relate. SARs may be subject to additional restrictions and conditions. The per-share base price for exercise or settlement of SARs shall be determined by the Committee, but shall be a price that is equal to or greater than the Market Value of such shares. Other than as adjusted pursuant to Section 4.3, the base price of SARs may not be reduced without shareholder approval (including canceling previously awarded SARs and regranting them with a lower base price).

     6.2 EXERCISE; PAYMENT. To the extent a SAR relates to a Stock Option, the SAR may be exercised only when the related Stock Option could be exercised and only when the Market Value of the shares subject to the Stock Option exceed the exercise price of the Stock Option. When a Participant exercises such SARs, the Stock Options related to such SARs shall automatically be cancelled with respect to an equal number of underlying shares. Unless the Committee decides otherwise (in its sole discretion), SARs shall only be paid in cash or in shares of Common Stock. For purposes of determining the number of shares available under the Plan, each

Stock Appreciation Right shall count as one share of Common Stock, without regard to the number of shares, if any, that are issued upon the exercise of the Stock Appreciation Right and upon such payment.

                                   SECTION 7

                  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     7.1 GRANT. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, Restricted Stock and Restricted Stock Units may be granted to Participants under the Plan. Shares of Restricted Stock are shares of Common Stock the retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued employment and/or achievement of one or more performance goals established by the Committee pursuant to Section 10) and terms as the Committee deems appropriate, but in no case shall the Committee provide for any deferral of compensation after such conditions and terms are satisfied. Restricted Stock Units are Incentive Awards denominated in units of Common Stock under which the issuance of shares of Common Stock is subject to such conditions (including continued employment and/or achievement of one or more performance goals established by the Committee pursuant to Section 10) and terms as the Committee deems appropriate. For purposes of determining the number of shares available under the Plan, each Restricted Stock Unit shall count as the number of shares of Common Stock subject to the Restricted Stock Unit. Unless determined otherwise by the Committee, each Restricted Stock Unit shall be equal to one share of Common Stock and shall entitle a Participant to either shares of Common Stock or an amount of cash determined with reference to the value of shares of Common Stock. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in cash, in shares of Common Stock or in a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which awards of Restricted Stock or Restricted Stock Units, or shares of Common Stock issuable pursuant to Restricted Stock Unit awards, shall be sold or awarded to a Participant, which may vary from time to time and among Participants.

     7.2 RESTRICTED STOCK AGREEMENTS. Awards of Restricted Stock and Restricted Stock Units shall be evidenced by restricted stock or restricted stock unit agreements or certificates of award containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Shares of Restricted Stock not evidenced by a certificate shall be recorded in "book entry" form in the Company's stock records. Unless the restricted stock or restricted stock unit agreement or certificate of award provides otherwise, awards of Restricted Stock and Restricted Stock Units shall be subject to the terms and conditions set forth in this Section 7.

     7.3 VESTING. The grant, issuance, retention, vesting and settlement of shares of Restricted Stock and Restricted Stock Units shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or issuance of, the ability to retain and the vesting and/or the settlement of Restricted Stock Units and shares of Restricted Stock subject to continued employment, passage of time and/or Performance Measures as deemed appropriate by the Committee. In no event shall the grant, issuance, retention, vesting or settlement of shares of Restricted Stock or Restricted Stock Units that is based on Performance Measures or a level of achievement measured against Performance Measures be subject to a performance period of less than one year. No condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of Restricted Stock or Restricted Stock Units over a period of less than three years from the date the Award is made, other than as a result of or upon the death, Disability or Retirement of the Participant or a Change in Control.

     7.4 TERMINATION OF EMPLOYMENT OR DIRECTORSHIP STATUS. Unless the Committee otherwise consents or permits (before or after the grant of Restricted Stock or Restricted Stock Units) or unless the restricted stock or restricted stock unit agreement or grant provides otherwise:

          (a) GENERAL. Except as set forth in Section 7.4(b) below, if a Participant ceases to be a Director or Employee during the Restricted Period, the Participant shall have no further right to retain or receive any

     Restricted Stock or Restricted Stock Units and all Restricted Stock and Restricted Stock Units still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company.

          (b) DEATH, RETIREMENT OR DISABILITY. If (i) a Participant's employment or directorship with the Company is terminated because of death, Disability or (in the case of Employees only) Retirement during the Restricted Period, or (ii) the Company terminates a Participant's employment other than for Cause, then all restrictions remaining on any or all shares of Restricted Stock and Restricted Stock Units shall terminate automatically with respect to that respective number of such shares or Restricted Stock Units (rounded to the nearest whole number) equal to the respective total number of such shares or Restricted Stock Units granted to such Participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the respective Restricted Period. All remaining shares of Restricted Stock and Restricted Stock Units shall be forfeited and returned to the Company. The Committee may, in its sole discretion, waive the restrictions remaining on and forfeiture of any or all such remaining shares of Restricted Stock and Restricted Stock Units either before or after the death, Disability or Retirement of the Participant. Any termination of a Participant because of Disability shall be deemed a termination by the Participant.

     7.5 RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or permits or unless the terms of the restricted stock or restricted stock unit agreement or grant provide otherwise: (i) neither shares of Restricted Stock nor Restricted Stock Units may be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or his or her guardian or legal representative.

          (b) OTHER RESTRICTIONS. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock or issuable pursuant to Restricted Stock Unit awards under the Plan as the Committee considers advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or "claw-back" provisions, and restrictions under applicable federal or state securities laws.

     7.6 LEGENDING OF RESTRICTED STOCK. In addition to any other legend that may be set forth on a Participant's share certificate, any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

     The shares represented by this certificate were issued subject to certain restrictions under the Mercantile Bank Corporation Stock Incentive Plan of 2006 (the "Plan"). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

     The Committee may require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed.

     7.7 RIGHTS AS A SHAREHOLDER. A Participant shall have all dividend, liquidation and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to this Section 7 and the terms and conditions set forth in the Participant's restricted stock agreement. Unless the Committee otherwise determines or unless the terms of the applicable restricted stock unit agreement or grant provide otherwise, a Participant shall have all dividend and liquidation rights with respect to shares of Common Stock subject to awards of Restricted Stock Units held by such Participant as if the Participant held unrestricted Common Stock. Unless the Committee determines otherwise or unless the terms of the applicable restricted stock or restricted stock unit agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock and shares of Common Stock subject to unvested Restricted Stock Units shall be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate.

     7.8 VOTING RIGHTS. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Restricted Period. Participants shall have no voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares are issued and outstanding shares on the Company's stock ledger.

                                   SECTION 8

                               STOCK-BASED AWARDS

     8.1 GRANT. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, in addition to any Stock Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units that a Participant may be granted under the Plan, a Participant may be granted one or more other types of awards based on or related to shares of Common Stock (including the grant of Stock Awards). Such awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, but in no case shall the Committee provide for any deferral of compensation after such conditions and terms are satisfied. Such awards shall be expressed in terms of shares of Common Stock or denominated in units of Common Stock. For purposes of determining the number of shares available under the Plan, each such unit shall count as the number of shares of Common Stock to which it relates.

     8.2 RIGHTS AS A SHAREHOLDER.

          (a) STOCK AWARDS. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 8 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Award; provided, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it considers appropriate.

          (b) GENERAL. With respect to shares of Common Stock subject to awards granted under the Plan other than Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Awards, a Participant shall have such rights as determined by the Committee and set forth in the respective award agreements; and the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to such awards as it considers appropriate.

                                   SECTION 9

                               CHANGE IN CONTROL

     9.1 ACCELERATION OF VESTING. If a Change in Control of the Company occurs, then, unless the Committee or the Board otherwise determines and expressly states in the agreements governing one or more Incentive Awards, without action by the Committee or the Board: (a) all outstanding Stock Options and Stock Appreciation Rights shall become vested and exercisable in full immediately prior to the effective time of a Change in Control and shall remain exercisable during the remaining terms thereof, regardless of whether the Participants to whom such Stock Options and Stock Appreciation Rights have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and exercisable and nonforfeitable.

     9.2 CASH PAYMENT FOR STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. If a Change in Control of the Company occurs, then the Committee, in its sole discretion and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options and/or Stock Appreciation Rights shall receive, with respect to and in lieu of some or all of the shares of Common Stock subject to such Stock Options and/or Stock Appreciation Rights, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the greater of (a) the highest sales price of the shares on Nasdaq on the date immediately prior to the effective date of such Change in Control of the Company or (b) the highest price per share actually paid in connection with any Change in Control of the Company, over the exercise price per share of such Stock Options and/or the base price per share of such Stock Appreciation Rights. Upon a Participant's receipt of such amount with respect to some or all of his or her Stock Options and/or Stock Appreciation Rights, the respective Stock Options and/or Stock Appreciation Rights shall be cancelled and may no longer be exercised by such Participant.

                                   SECTION 10

                              PERFORMANCE MEASURES

     10.1 PERFORMANCE MEASURES. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Section 10, the performance goals upon which the payment or vesting of an Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be based shall be limited to the following Performance Measures:

     (a) Net income (before or after taxes, interest, depreciation, and/or amortization);

     (b)  Net income per share;

     (c)  Return on equity;

     (d)  Cash earnings;

     (e) Cash earnings per share (reflecting dilution of the Common Stock as the Committee deems appropriate and, if the Committee so determines, net of or including dividends);

     (f)  Cash earnings return on equity;

     (g)  Operating income;

     (h)  Operating income per share;

     (i)   Operating income return on equity;

     (j)   Return on assets;

     (k)  Cash flow;

     (l)   Cash flow return on capital;

     (m) Return on capital;

     (n)  Productivity ratios;

     (o) Share price (including without limitation growth measures, total shareholder return or comparison to indices);

     (p)  Expense or cost levels;

     (q)  Margins;

     (r)  Operating efficiency;

     (s)  Efficiency ratio;

     (t) Customer satisfaction, satisfaction based on specified objective goals or a Company-sponsored customer survey;

     (u) Employee satisfaction, satisfaction based on specified objective goals or a Company-sponsored employee survey;

     (v)  Economic value added measurements;

     (w) Market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas;

     (x)  Reduction of losses, loss ratios, expense ratios or fixed costs;

     (y)  Employee turnover; and

     (z)  Specified objective social goals.

One or more Performance Measures may be used to measure the performance of one or more of the Company, its Subsidiaries, its Affiliates or any combination of the foregoing, compared to pre-determined levels, as the Committee may deem appropriate, or compared to the performance of a pre-established peer group, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Incentive Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 10.

     10.2 EVALUATION OF PERFORMANCE. The Committee may provide in any such Incentive Award that any evaluation of Performance may include or exclude any of the following events or their effects that occurs during a Performance Period:
(a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs,
(e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable fiscal year, (f) acquisitions, mergers, divestitures or accounting changes, (g) amortization of goodwill or other intangible assets, (h) discontinued operations, and (i) other special charges or extraordinary items. To the extent such inclusions or exclusions affect Incentive Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

     10.3 COMMITTEE DISCRETION. In the event that applicable tax laws, securities laws, or both, change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Incentive Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and may base vesting on Performance Measures other than those set forth in Section 10.1.

     10.4 ADJUSTMENT OF PERFORMANCE-BASED COMPENSATION. Incentive Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be increased or adjusted upward. The Committee shall retain the discretion to decrease or adjust such Incentive Awards downward, and such Incentive Awards may be forfeited in whole or in part.

     10.5 PERFORMANCE-BASED COMPENSATION CONDITIONED ON PERFORMANCE. Payment of Performance-Based Compensation to a Participant for a Performance Period under this Plan shall be entirely contingent upon achievement of the performance goals established by the Committee pursuant to this Section 10, the satisfaction of which must be substantially uncertain when established by the Committee for the Performance Period.

     10.6 TIME OF DETERMINATION OF PERFORMANCE GOALS BY COMMITTEE. All performance goals to be made by the Committee for a Performance Period pursuant to this Section 10 shall be established in writing by the Committee during the first 90 days of such Performance Period and before 25% of the Performance Period has elapsed.

     10.7 SECTION 162(M) PURPOSE. It is intended that the Plan may provide performance-based compensation under Section 162(m) of the Code, and the Plan shall be interpreted, administered and amended if necessary to achieve that purpose.

     10.8 OBJECTIVE STANDARDS. Performance-Based Compensation shall be based solely upon objective criteria, consistent with this Section 10, from which an independent third party with knowledge of the facts could determine whether the performance goal or range of goals is met and from that determination could calculate the Performance-Based Compensation to be paid. Although the Committee has authority to exercise reasonable discretion to interpret this Plan and the criteria it shall specify pursuant to this Section 10 of the

Plan, it may not amend or waive such criteria after the 90th day of the respective Performance Period. The Committee shall have no authority or discretion to increase any Performance-Based Compensation or to construct, modify or apply the measurement of a Participant's Performance in a manner that will directly or indirectly increase the Performance-Based Compensation for the Participant for any Performance Period above the amount determined by the applicable objective standards established within the time period set forth in
Section 10.6.

                                   SECTION 11

                               GENERAL PROVISIONS

     11.1 NO RIGHTS TO INCENTIVE AWARDS. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant or the same Participant.

      11.2 WITHHOLDING. The Company or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and other withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, taxes on income deemed to be recognized as a result of grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or vesting of an Incentive Award or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate. In addition, the Company may reasonably delay the issuance or delivery of shares of Common Stock pursuant to an Incentive Award as it determines appropriate to address tax withholding and other administrative matters.

      11.3 COMPLIANCE WITH LAWS; LISTING AND REGISTRATION OF SHARES. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issuance or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      11.4 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting, continuing in effect or discontinuing other or additional compensation arrangements, including the grant of Stock Options and other stock-based and stock-related awards, and such arrangements may be either generally applicable or applicable only in specific cases.

      11.5 NO RIGHT TO EMPLOYMENT. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained as an Employee or Director of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with the Participant.

      11.6 NO LIABILITY OF COMPANY. The Company and any Subsidiary or Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or non-sale of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder;
(b) any tax consequence to any Participant or other person due to the receipt, exercise or settlement of any Incentive Award granted hereunder; and (c) any provision of law or legal restriction that prohibits or restricts the transfer of shares of Common Stock issued pursuant to any Incentive Award.

      11.7 SUSPENSION OF RIGHTS UNDER INCENTIVE AWARDS. The Company, by written notice to a Participant, may suspend a Participant's and any transferee's rights under any Incentive Award for a period not to exceed 60 days while the termination for Cause of that Participant's employment with the Company and its Subsidiaries is under consideration or while the removal for Cause of the Participant as a Director is under consideration.

      11.8 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

      11.9 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, unless such construction would cause the Plan to fail in its essential purposes.

                                   SECTION 12

                           TERMINATION AND AMENDMENT

      12.1 BOARD AND COMMITTEE ACTIONS. The Board may terminate the Plan at any time or may from time to time amend or alter the Plan or any aspect of it; provided, that no such amendment may be made, without the approval of shareholders of the Company, that would (i) except as provided in Section 4.3, reduce the exercise price at which Stock Options, or the base price at which Stock Appreciation Rights, may be granted below the prices provided for in Sections 5.3 and 6.1, respectively, (ii) except as provided in Section 4.3, reduce the exercise price of outstanding Stock Options or the base price of outstanding Stock Appreciation Rights, (iii) increase the individual maximum limits in Section 4.2, or (iv) otherwise amend the Plan in any manner requiring shareholder approval by law or under Nasdaq listing requirements or other applicable Nasdaq rules.

      12.2 NO IMPAIRMENT. Notwithstanding anything to the contrary in Section 12.1, no such amendment or alteration to the Plan or to any previously granted award agreement or Incentive Award shall be made which would impair the rights of the holder of the Incentive Award, without such holder's consent; provided, that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Incentive Award to satisfy any law or regulation or to meet the requirements of or avoid adverse tax or financial accounting consequences under any tax or accounting standard, law or regulation.

                                   SECTION 13

                    EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall take effect January 19, 2006, subject to approval by the shareholders at the 2006 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under the Plan after January 18, 2016.

                                                                     002CS-10414

-------------------------------------------------------------------------------
PROXY - MERCANTILE BANK CORPORATION
-------------------------------------------------------------------------------

310 LEONARD STREET NW
GRAND RAPIDS, MICHIGAN 49504

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 27, 2006

The undersigned hereby appoints Calvin D. Murdock and Merle J. Prins, or either of them, with power of substitution in each, proxies of the undersigned to vote all common stock of the undersigned in Mercantile Bank Corporation, at the Annual Meeting of Shareholders to be held on April 27, 2006, and at all adjournments thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED, FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR THE APPROVAL OF THE STOCK INCENTIVE PLAN OF 2006, AND ACCORDING TO THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be voted on reverse side.)


                           ---------------------------


Dear Shareholder,

Enclosed with this proxy is your Notice of Annual Meeting and Proxy Statement, and 2005 Annual Report. We encourage you to carefully read these materials and exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign and date the proxy, detach it, and promptly return your proxy vote in the enclosed postage paid envelope, or return it to Mercantile Bank Corporation, c/o Computershare Trust Company, N.A., PO Box 43101, Providence, RI 02940. If you plan to attend the meeting, please mark the appropriate box on the proxy.

Your proxy card must be received prior to the Annual Meeting of Shareholders on April 27, 2006.

Sincerely,

Mercantile Bank Corporation

                                                                              +
        MERCANTILE BANK CORPORATION


                                            000000000.000 ext
                                            000000000.000 ext
                                            000000000.000 ext
        MR A SAMPLE                         000000000.000 ext
        DESIGNATION (IF ANY)                000000000.000 ext
        ADD 1                               000000000.000 ext
        ADD 2                               000000000.000 ext
        ADD 3
        ADD 4
        ADD 5
        ADD 6                               C 1234567890    J N T



                                            [ ]  Mark this box with an X if you
                                                 have made changes to your name
                                                 or address details above.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

[A] ELECTION OF DIRECTORS

1. The Board of Directors recommends a vote FOR the listed nominees for Class
III Directors.

                            For   Withhold                             For    Withhold

01 - Doyle A. Hayes         [ ]     [ ]       04 - Michael H. Price    [ ]     [ ]

02 - Susan K. Jones         [ ]     [ ]       05 - Dale J. Visser      [ ]     [ ]

03 - Lawrence W. Larsen     [ ]     [ ]

[B] ISSUES
The Board of Directors recommends
a vote FOR the following proposal.            For   Against   Abstain           Mark this box with an X if comments have
                                                                                been noted below.                               [ ]

2. Approval of the Stock Incentive
Plan of 2006.                                 [ ]     [ ]       [ ]             ---------------------------------------------------

3. In their discretion, the Proxies are authorized to vote upon such other      ---------------------------------------------------
matters as may properly come before the meeting, or at any adjournment of the
meeting.                                                                        ---------------------------------------------------

                                                                                Mark box at right if you plan to attend the     [ ]
                                                                                meeting.

[C] AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR
INSTRUCTIONS TO BE EXECUTED.

Please date and sign exactly as your name(s) appear(s) on this proxy and mail it promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each joint owner should sign. If a corporation or other entity, the signature should be that of an authorized person who should state his or her title.


Signature 1 - Please keep signature within the box   Signature 2 - Please keep signature within the box   Date (mm/dd/yyyy)
--------------------------------------------------   --------------------------------------------------   -------------------------
                                                                                                                /       /
                                                                                                                /       /
                                                                                                                /       /
--------------------------------------------------   --------------------------------------------------   -------------------------

[ ]                                                  1 U P S                                                C O Y                 +